                                                                 EXHIBIT 10.24.1


                                                  Re:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

John E. Bromberg, Esq.
Stutzman & Bromberg
A Professional Corporation
2323 Bryan Street, Suite 2200A
Dallas, Texas  75201


                      ACCOMMODATION CROSS-COLLATERALIZATION
                DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE
                   FILING WITH ASSIGNMENT OF LEASES AND RENTS

                                   Cover Sheet
Dated as of April 20, 2000


Trustor: FELCOR/MM S-7 HOLDINGS, L.P., a Delaware limited partnership
                                (Hereinafter sometimes "Borrower")

Trustor's                       c/o FelCor Lodging Trust Incorporated
Notice Address:                 545 E. John Carpenter Freeway, Suite 1300
                                Irving, Texas 75062
                                Attention:  Andrew J. Welch or Joel M. Eastman

Trustee:
                                ---------------------------------------
Trustee's
Notice Address:                 -------------------------------

                                -------------------------------

                                -------------------------------

Beneficiary:                    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a
                                Massachusetts corporation, and TEACHERS
                                INSURANCE AND ANNUITY ASSOCIATION
                                OF AMERICA, a New York corporation
                                (Hereinafter sometimes
                                collectively "Lender")

MassMutual                      c/o David L. Babson and Company Incorporated
Notice Address:                 1295 State Street
                                Springfield, Massachusetts   01111-0001
                                Attention:         Senior Managing Director
                                                   Mortgage Portfolio Department
                                                   Real Estate Investment Group

TIAA Notice Address             730 Third Avenue
                                New York, New York 10017
                                Attn:  Director Portfolio Management
                                       Mortgage and Real Estate

Loan Amount:                    $_________________ evidenced by two (2)
                                promissory notes, each in the original principal amount of $__________

Maturity Date:                  May 1, 2010

State:
                                ---------------

Record Owner of the Land        FELCOR/MM S-7 HOLDINGS, L.P., a Delaware limited
(as defined herein):            partnership

                      ACCOMMODATION CROSS-COLLATERALIZATION
                DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE
                   FILING WITH ASSIGNMENT OF LEASES AND RENTS

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
GRANTING CLAUSES..................................................................................................1


ARTICLE I - Definition of Terms...................................................................................4


ARTICLE II - Covenants of Borrower...............................................................................17

Section 2.01. - Payment of the Indebtedness......................................................................17
Section 2.02. - Title to the Mortgaged Property..................................................................17
Section 2.03. - Maintenance of the Mortgaged Property............................................................17
Section 2.04. - Insurance; Restoration...........................................................................18
Section 2.05. - Condemnation.....................................................................................24
Section 2.06. - Impositions......................................................................................24
Section 2.07. - Deposits.........................................................................................25
Section 2.08. - Mortgage Taxes...................................................................................26
Section 2.09. - Loan Documents Authorized........................................................................26
Section 2.10. - Maintenance of Existence.........................................................................27
Section 2.11. - Payment of Liens.................................................................................27
Section 2.12. - Costs of Defending and Upholding the Lien........................................................27
Section 2.13. - Costs of Enforcement.............................................................................28
Section 2.14. - Interest on Advances and Expenses................................................................28
Section 2.15. - Indemnification..................................................................................28
Section 2.16. - Financial Statements; Records....................................................................28
Section 2.17. - Prohibition Against Conveyances and Encumbrances.................................................30
Section 2.18. - Estoppel Certificates............................................................................32
Section 2.19. - Assignment of Leases and Property Income.........................................................32
Section 2.20. - Environmental Matters; Warranties; Notice; Indemnity.............................................34
Section 2.21. - Environmental Matters; Remedial Work.............................................................36
Section 2.22. - Environmental Matters; Inspection................................................................37
Section 2.23. - Management.......................................................................................38
Section 2.24. - ERISA............................................................................................38
Section 2.25. - Operating Agreements.............................................................................38
Section 2.26. - Single-Purpose Entity............................................................................39

ARTICLE III - Security Agreement.................................................................................39

Section 3.01. - Warranties, Representations and Covenants of Borrower............................................39
Section 3.02. - Financing Statements.............................................................................41
Section 3.03. - Addresses........................................................................................41

ARTICLE IV - Default and Remedies................................................................................41

Section 4.01. - Events of Default................................................................................41
Section 4.02. - Remedies.........................................................................................43
Section 4.03. - General Provisions Regarding Remedies............................................................45

ARTICLE V - Trustee..............................................................................................53

Section 5.01. - Certain Actions of Trustee.......................................................................53
Section 5.02. - Reconveyance.....................................................................................53
Section 5.03. - Trustee's Covenants and Compensation.............................................................53
Section 5.04. - Substitution of Trustee..........................................................................53
Section 5.05. - Resignation of Trustee...........................................................................54
Section 5.06. - Ratification of Acts of Trustee..................................................................54

ARTICLE VI - Miscellaneous.......................................................................................54

Section 6.01. - Notices..........................................................................................54
Section 6.02. - Binding Obligations; Joint and Several...........................................................55
Section 6.03. - Captions.........................................................................................55
Section 6.04. - Further Assurances...............................................................................55
Section 6.05. - Severability.....................................................................................55
Section 6.06. - Borrower's Obligations Absolute..................................................................55
Section 6.07. - Amendments.......................................................................................56
Section 6.08. - Other Loan Documents and Schedules...............................................................56
Section 6.09. - Legal Construction...............................................................................56
Section 6.10. - Merger...........................................................................................56
Section 6.11. - Time of the Essence..............................................................................56
Section 6.12. - Transfer of Loan.................................................................................57
Section 6.13. - Satisfaction.....................................................................................57
Section 6.14. - Defeasance Requirements..........................................................................57
Section 6.15. - Partial Release..................................................................................59
Section 6.16. - Substitution of Collateral.......................................................................60
Section 6.17. - Subordinate......................................................................................61

Signature Page...................................................................................................63

Schedule A - Description of Land
Schedule B - Permitted Encumbrances
Exhibit A - Example for Debt Service Coverage Ratio - Mortgaged Properties Exhibit B - Example for Debt Service Coverage Ratio - Remaining Properties

               ACCOMMODATION CROSS-COLLATERALIZATION DEED OF TRUST
                       AND SECURITY AGREEMENT AND FIXTURE
                   FILING WITH ASSIGNMENT OF LEASES AND RENTS



THIS ACCOMMODATION CROSS-COLLATERALIZATION DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS (this "Deed of Trust") is made as of April 20, 2000, by and between FELCOR/MM S-7 HOLDINGS, L.P., a Delaware limited partnership having an office at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 ("Trustor" and "Borrower"), in favor of ____________________________ having an office at ___________________ ("Trustee"), for the use and benefit of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at 1295 State Street, Springfield, Massachusetts 01111-0001 ("MassMutual") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation ("TIAA") having an office at 730 Third Avenue, New York, New York 10017 (MassMutual and TIAA are collectively referred to herein as "Beneficiary" and "Lender").



                                GRANTING CLAUSES


For good and valuable consideration and to secure and enforce pari passu an indebtedness in the principal sum of _____________________ ($_________________)
lawful money of the United States, to be paid according to (i) that certain Promissory Note of even date herewith from Borrower to MassMutual in the principal sum of $______________ and by this reference made a part hereof (said Promissory Note, as the same may hereafter be amended, modified, consolidated or extended, the "MassMutual Note"), and (ii) that certain Promissory Note of even date herewith from Borrower to TIAA in the principal sum of $_______________ and by this reference made a part hereof (said Promissory Note as the same may hereafter be amended, modified, consolidated or extended, the "TIAA Note") (the MassMutual Note and the TIAA Note being hereinafter collectively referred to as the "Note"), together with all other obligations and liabilities due or becoming due to Lender pursuant to the Loan Documents (hereinafter defined) and the Related Loan Documents (hereinafter defined) and, all amounts, sums and expenses paid hereunder by or payable to Lender according to the terms hereof, and all other covenants, obligations and liabilities of Borrower under the Note, this Deed of Trust, the Assignment (hereinafter defined) and any other instrument evidencing, securing or executed in connection with the loan evidenced by the Note (all of the foregoing instruments, collectively, the "Loan Documents") and the Related Loan Documents, together with all interest on said indebtedness, obligations, liabilities, amounts, sums, Advances (as hereinafter defined) and expenses (all of the foregoing, collectively, the "Indebtedness"), Borrower has created in favor of Lender a security interest in and mortgaged, warranted, granted, bargained, sold, conveyed, assigned, pledged, transferred and set over, and does by these presents create a security interest in and MORTGAGE, WARRANT, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, PLEDGE, TRANSFER AND SET OVER unto Trustee, as trustee for the benefit of Lender, to its successors in the trust created by this Deed of Trust, and to its or their respective assigns forever, in trust, with all POWERS OF SALE and RIGHTS OF ENTRY AND POSSESSION and all STATUTORY RIGHTS AND COVENANTS in the State (hereinafter defined), the following property:

The parcel or parcels of land described in Schedule A attached hereto and by this reference made a part hereof (the "Land");

TOGETHER with the buildings, foundations, structures and improvements (including fixtures) now or hereafter located on or in the Land (collectively, the "Improvements");

TOGETHER with all right, title and interest, if any, of Borrower in and to the streets and roads, opened or proposed, abutting the Land, all strips and gores within or adjoining the Land, the air space and right to use the air space above the Land, all rights of ingress and egress to and from the Land, all easements, rights of way, reversions, remainders, estates, rights, titles, interests, privileges, servitudes, tenements, hereditaments, and appurtenances now or hereafter affecting the Land or the Improvements, all royalties and rights and privileges appertaining to the use and enjoyment of the Land or the Improvements, including all air, lateral support, streets, alleys, passages, vaults, drainage, water, oil, gas and mineral rights, development rights, all options to purchase or lease, and all other interests, estates or claims, in law or in equity, which Borrower now has or hereafter may acquire in or with respect to the Land or the Improvements (collectively, the "Appurtenances");

The Land, the Improvements and the Appurtenances are hereinafter sometimes collectively referred to as the "Premises";

TOGETHER with all of Borrower's possessory or title interest in and to all equipment, fittings, furniture, furnishings, appliances, apparatus, and machinery now or hereafter installed in or located upon the Premises and all building materials, supplies and equipment now or hereafter delivered to the Premises and intended to be installed therein or located thereon; all of Borrower's possessory or title interest in and to all fixtures, other goods and personal property of whatever kind and nature now contained on or in or hereafter placed on or in the Premises and used or to be used in connection with the letting or operation thereof (but specifically excluding inventory and other personal property owned by any lessee under a Lease) and all renewals or replacements of any of the foregoing property or articles in substitution thereof (collectively, the "Equipment");

TOGETHER with all right, title and interest of Borrower in and under all present or future accounts, (including trade accounts, accounts receivables, credit card receivables, and rights to payments for goods and services, including food, beverages and other items sold or leased, whether or not earned by performance), escrows, documents, instruments, chattel paper, and general intangibles, as the foregoing terms are defined in the Code (hereinafter defined), and all contract rights, including, without limitation, casualty insurance policies and liability insurance policies (irrespective of whether such policies are required to be obtained or maintained in force pursuant to this Deed of Trust or other Loan Documents), trade names, trademarks, servicemarks, logos, copyrights, goodwill, franchises, books, records, plans, specifications, permits, licenses, approvals, actions and causes of action which now or hereafter relate to, are derived from or are used in connection with the Premises or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the "Intangibles");

TOGETHER with all right, title and interest of Borrower in and under all leases, lettings, tenancies, franchises and licenses of the Premises or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guaranties thereof, all security therefor, and all moneys payable thereunder (collectively, the "Leases");

TOGETHER with all room rentals and charges of room rentals, room deposits, rents, income, accounts, receivables, issues, profits, security deposits and other benefits to which Borrower may now or hereafter be entitled from the Premises, the Equipment or the Intangibles or under or in connection with the Leases (collectively, the "Property Income"); and

TOGETHER with all proceeds, judgments, claims, compensation, awards of damages and settlements pertaining to or resulting from or in lieu of any condemnation or taking of the Premises by eminent domain or any casualty loss or damage to any of the Premises, the Equipment, the Intangibles, the Leases or the Property Income, and including also, without limitation, the right to assert, prosecute and settle claims arising out of or pertaining to such condemnation or taking or such casualty loss under insurance policies constituting an Intangible and to apply for and receive payments of proceeds under such insurance policies and in any condemnation or taking, the right to apply for and receive all refunds with respect to the payment of property taxes and assessments and all other proceeds from the conversion, voluntary or involuntary, of the Premises, the Equipment, the Intangibles, the Leases or the Property Income, or any part thereof, into cash or liquidated claims. Collectively, all of the foregoing, are herein referred to as the "Proceeds."

The Equipment, the Intangibles, the Leases, the Property Income and the Proceeds are hereinafter sometimes collectively referred to as the "Collateral." The Premises and the Collateral are hereinafter sometimes collectively referred to as the "Mortgaged Property."

TO HAVE AND TO HOLD the Mortgaged Property, with all the privileges and appurtenances to the same belonging, and with the possession and right of possession thereof, unto Trustee, as trustee for the benefit of Lender as beneficiary, to its successors in the trust created by this Deed of Trust, and to its or their successors and assigns forever, in trust, upon the terms and conditions set forth herein.

TRUSTOR AGREES THAT THE LOAN EVIDENCED BY THE NOTE IS CROSS-DEFAULTED AND CROSS-COLLATERALIZED WITH THE LOANS EVIDENCED BY THE RELATED NOTES. IN THAT RESPECT, ANY DEFAULT UNDER THE RELATED LOAN DOCUMENTS SHALL CONSTITUTE A DEFAULT HEREUNDER.

                                    ARTICLE I
                               Definition of Terms


         As used in this Deed of Trust, the terms set forth below shall have the following meanings:

         "Advances" - All sums, amounts or expenses advanced or paid and all costs reasonable incurred by Lender, as provided in this Deed of Trust or in any other Loan Document, upon failure of Borrower to pay or perform any obligation or covenant contained herein or in such other Loan Document.

         "Agreement Concerning Primary Lease Agreement" - means that certain Agreement Concerning Primary Lease Agreement of even date herewith between [FCH/SH Leasing] [FCH/SH Leasing II] and Lender and consented to by Borrower.

         "Allocated Loan Amount" - means the loan amount allocated to each of the Mortgaged Properties as follows:

Property           Loan Amount
--------           -----------
Arizona            $27,000,000.00
Florida            $13,000,000.00
Georgia            $18,000,000.00
Illinois           $25,000,000.00
Kentucky           $ 7,000,000.00
Pennsylvania       $34,000,000.00
Vermont            $21,000,000.00

         "Annual Debt Service" - means all principal, interest and other payments due under the Note and any Related Note for any calendar year.

         "Application" - means that certain MassMutual Application for Real Estate Loan dated February 23, 2000 executed by Joel M. Eastman.

         "Appurtenances" - See Granting Clauses.

         ["Arizona Loan Documents" - means the Arizona Note, the Arizona Mortgage and any other instrument evidencing, securing or executed in connection with the loan evidenced by the Arizona Note.

         "Arizona Mortgage" - means that certain Deed of Trust and Security Agreement and Fixture Filing With Assignment of Leases and Rents of even date herewith securing the Arizona Note, executed by Borrower for the benefit of Mortgagee.

         "Arizona Note" - means collectively (i) that certain promissory note of even date herewith in the original principal amount of $13,500,000.00 executed by Borrower and payable to the order of MassMutual, and (ii) that certain promissory note of even date herewith in the original principal amount of $13,500,000.00 executed by Borrower and payable to the order of TIAA.]

         "Assignment" - The Assignment of Leases and Rents from Borrower to Lender of even date herewith.

         "Bank" - has the meaning provided in Section 6.17.

         "Bankruptcy Proceeding" - Any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.

         "Beneficiary" - Massachusetts Mutual Life Insurance Company and Teachers Insurance and Annuity Association of America and their respective successors and assigns (including any other holders from time to time of the Note), and also herein called "Lender."

         "Borrower" - The party identified and defined as Trustor and Borrower on the Cover Sheet and in the preamble of this Deed of Trust, any subsequent owner of the Mortgaged Property, and its successors and assigns.

         "Business Day" - Any day other than a Saturday, Sunday or other day on which national banks in the State are not open for business.

         "Closing Date" - means the date of this Deed of Trust.

         "Code" - The Uniform Commercial Code of the State.

         "Collateral" - See Granting Clauses.

         "Debt Service Coverage Ratio - Mortgaged Properties" - means (i) the amount of cash flow generated from the Mortgaged Properties available for payment of principal, interest, escrow deposits and other amounts, if any, due under the Note and each Related Note, after payment in cash of all other costs, fees and expenses attributable on an annual basis to the ownership, operation and maintenance of the Mortgaged Properties (including Impositions, insurance, and an FF&E reserve equal to four percent (4%) of the aggregate room and suite income), divided by (ii) the aggregate amount of principal, interest, escrow deposits and other amounts, if any, due on an annual basis under the Note and each Related Note; an example of the calculation of which is attached hereto as Exhibit A.

         "Debt Service Coverage Ratio - Remaining Properties" - means (i) the amount of cash flow generated from the Remaining Properties available for payment of principal, interest, escrow deposits and other amounts, if any, due under each remaining Related Note, after payment in cash of all other costs, fees and expenses attributable on an annual basis to the ownership, operation and maintenance of the Remaining Properties (including Impositions, insurance, and an FF&E reserve equal to four percent (4%) of the aggregate room and suite income), divided by (ii) the aggregate amount of principal, interest, escrow deposits and other amounts, if any, due on an annual basis under each remaining Related Note; an example of the calculation of which is attached hereto as Exhibit B.

         "Default" - means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

         "Default Rate" - The per annum interest rate equal to the sum of three percent (3%) plus the Contract Rate (as defined in the Note).

         "Defeasance Deposit" - means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the Defeasance Release
Date) upon which Payment Dates interest and principal payments would be required under the Note and the Related Notes and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note and the Related Notes.

         "Defeasance Release Date" - has the meaning provided in Section
6.14(b).

         "Defeasance Security Agreement" - has the meaning provided in Section 6.14(d).

         "Entity" - means a (i) corporation, if Borrower is listed as a corporation in the preamble to this Deed of Trust, (ii) limited partnership, if Borrower is listed as a limited partnership in the preamble to this Deed of Trust or (iii) limited liability company, if Borrower is listed as a limited liability company in the preamble to this Deed of Trust.

         "Environmental Law" - Any present or future federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises, including, without limitation, each of the following as to date or hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act (also known as the Clean Water
Act); the Clean Air Act; and the Hazardous Materials Transportation Act; the Solid Waste Disposal Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Emergency Planning and Community Right-To-Know Act; the Federal Insecticide, Fungicide and Rodenticide Act; the National Environmental Policy Act; and, the Rivers and Harbors Appropriation Act, and all ________ Environmental laws, including without limitation, those contained in ______________________.

         "Equipment" - See Granting Clauses; provided, however, the term "Equipment" shall not include the following personal property owned by [FCH/SH Leasing] [FCH/SH Leasing II]: all inventories, supplies, and consumables, including without limitation, food and beverage inventories, inventories of stationery, forms and office supplies, cleaning and maintenance supplies, guest room supplies and other operating supplies, and supplies of linens, terry, uniforms, chinaware, glassware, silverware and serving utensils located at the Premises.

         "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" - Any one or more of the events described in Section
4.01 and includes any one or more Monetary Events of Default and/or Non-Monetary Events of Default.

         "FCH/PSH" - means FCH/PSH, L.P., a Pennsylvania limited partnership.

         ["FCH/SH Leasing" - means FCH/SH Leasing, L.L.C., a Delaware limited liability company.]

         ["FCH/SH Leasing II" - means FCH/SH Leasing II, L.L.C., a Delaware limited liability company.]

         "FF&E" - means furnishings, fixtures and equipment.

         "Fiscal Year" - The 12 month period commencing on January 1 and ending on December 31 during each year of the term of this Deed of Trust, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender. During the first year of the term hereof, Borrower's Fiscal Year shall be deemed to have commenced on the date of this Deed of Trust and shall end on the regular Fiscal Year ending date as indicated in the immediately preceding sentence.

         ["Florida Loan Documents" - means the Florida Note, the Florida Mortgage and any other instrument evidencing, securing or executed in connection with the loan evidenced by the Florida Note.

         "Florida Mortgage" - means collectively (i) that certain Mortgage and Security Agreement of even date herewith securing the Florida Note, executed by Borrower and Guarantor for the benefit of Beneficiary, and (ii) that certain Accommodation Cross-Collateralization Mortgage and Security Agreement of even date herewith securing the Florida Note and the Related Notes, executed by Borrower and Guarantor for the benefit of Beneficiary.

         "Florida Note" - means collectively (i) that certain promissory note of even date herewith in the original principal amount of $6,500,000.00 executed by Borrower and payable to the order of MassMutual, and (ii) that certain promissory note of even date herewith in the original principal amount of $6,500,000.00 executed by Borrower and payable to the order of TIAA.]

         ["Georgia Loan Documents" - means the Georgia Note, the Georgia Mortgage and any other instrument evidencing, securing or executed in connection with the loan evidenced by the Georgia Note.

         "Georgia Mortgage" - means collectively (i) that certain Deed to Secure Debt and Security Agreement of even date herewith securing the Georgia Note, executed by Borrower for the benefit of Beneficiary, and (ii) that certain Accommodation Cross-Collateralization Deed to Secure Debt and Security Agreement of even date herewith securing the Georgia Note and the Related Notes, executed by Borrower for the benefit of Beneficiary.

         "Georgia Note" - means collectively (i) that certain promissory note of even date herewith in the original principal amount of $9,000,000.00 executed by Borrower and payable to the order of MassMutual, and (ii) that certain promissory note of even date herewith in the original principal amount of $9,000,000.00 executed by Borrower and payable to the order of TIAA.]

         "Guarantor" - means FelCor Lodging Limited Partnership, a Delaware limited partnership, formerly known as FelCor Suites Limited Partnership.

         "Hazardous Substance" - Any material, waste or substances (other than cleaning solvents and other materials used in the ordinary course of hotel operations and present in normal quantities) which is:

         (i) included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

         (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. Section 172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended; or

         (iii) explosive, radioactive, asbestos, a polychlorinated biphenyl, oil or a petroleum product.

         ["Illinois Loan Documents" - means the Illinois Note, the Illinois Mortgage and any other instrument evidencing, securing or executed in connection with the loan evidenced by the Illinois Note.

         "Illinois Mortgage" - means collectively (i) that certain Mortgage and Security Agreement of even date herewith securing the Illinois Note, executed by Borrower and Guarantor for the benefit of Beneficiary, and (ii) that certain Accommodation Cross-Collateralization Mortgage and Security Agreement of even date herewith securing the Illinois Note and the Related Notes, executed by Borrower and Guarantor for the benefit of Beneficiary.

         "Illinois Note" - means collectively (i) that certain promissory note of even date herewith in the original principal amount of $12,500,000.00 executed by Borrower and payable to the order of MassMutual, and (ii) that certain promissory note of even date herewith in the original principal amount of $12,500,000.00 executed by Borrower and payable to the order of TIAA.]

         "Impositions" - All taxes of every kind and nature, sewer rents, charges for water, for setting or repairing meters and for all other utilities serving the Premises, and assessments, levies, inspection and license fees and all other charges imposed upon or assessed against the Mortgaged Property or any portion thereof (including the Property Income), and any stamp or other taxes which might be required to be paid, or with respect to any of the Loan Documents, any of which might, if unpaid, affect the enforceability of any of the remedies provided in this Deed of Trust or result in a lien on the Mortgaged Property or any portion thereof, regardless of to whom assessed.

         "Indebtedness" - See Granting Clauses.

         "Intangibles" - See Granting Clauses.

         "Interest Accrual Period" - means each calendar month, provided the actual number of days elapsed in the calendar month in which the Closing Date occurs shall also be an Interest Accrual Period.

         ["Kentucky Loan Documents" - means the Kentucky Note, the Kentucky Mortgage and any other instrument evidencing, securing or executed in connection with the loan evidenced by the Kentucky Note.

         "Kentucky Mortgage" - means collectively (i) that certain Mortgage and Security Agreement of even date herewith securing the Kentucky Note, executed by Borrower and Guarantor for the benefit of Beneficiary, and (ii) that certain Accommodation Cross-Collateralization Mortgage and Security Agreement of even date herewith securing the Kentucky Note and the Related Notes, executed by Borrower and Guarantor for the benefit of Beneficiary.

         "Kentucky Note" - means collectively (i) that certain promissory note of even date herewith in the original principal amount of $3,500,000.00 executed by Borrower and payable to the order of MassMutual, and (ii) that certain promissory note of even date herewith in the original principal amount of $3,500,000.00 executed by Borrower and payable to the order of TIAA.]

         "Land" - See Granting Clauses.

         "Late Charge" - Any charge designated as such and payable by Borrower for tardy performance by Borrower under the Note, this Deed of Trust or any other Loan Document.

         "Leases" - See Granting Clauses.

         "Lender" - Massachusetts Mutual Life Insurance Company and Teachers Insurance and Annuity Association of America, the Beneficiary and Lender identified as such on the Cover Sheet and in the preamble of this Deed of Trust, and their respective successors and assigns (including any other holders from time to time of the Note).

          "Lien" - means any mortgage, deed of trust, deed to secure debt, lien (statutory or other), pledge, easement, restrictive covenant, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Mortgaged Property or any portion thereof or any Collateral or the Borrower, or any interest in any of the foregoing, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialman's and other similar liens and encumbrances.

         "Loan" - means the loan from Lender to Borrower and evidenced by the Note and the Loan Documents.

         "Loan Documents" - See Granting Clauses.

         "Losses" - claims, suits, liabilities (including without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense).

         "Management Agreement" - means that certain Management Agreement dated ______________, by and between [FCH/SH Leasing] [FCH/SH Leasing II], as owner, and Sheraton, as operator, [as amended by that certain __________________ dated ____________, by and between [FCH/SH Leasing] [FCH/SH Leasing II] and Sheraton.]

         "Material Lease" - as to the Mortgaged Property, none.

         "Monetary Event of Default" - has the meaning provided in Section 6 of the Note.

         "Mortgaged Property" - See Granting Clauses.

         "Mortgaged Properties" - means collectively the Mortgaged Property and the properties secured by the [Arizona Mortgage, Florida Mortgage, the Georgia Mortgage, the Illinois Mortgage, the Kentucky Mortgage, the Pennsylvania Mortgage, the Vermont Mortgage] or any mortgage, deed of trust or deed to secure debt securing any Substitute Property.

         "Net Operating Income" - means (a) all payments made under the Primary Lease and any Related Primary Lease less (b) all expenses payable by Borrower under the Primary Lease and any Related Primary Lease or with respect to the ownership and operation of the Mortgaged Properties (i) including Impositions, insurance, and an FF&E reserve equal to four percent (4%) of the aggregate room and suite income, but (ii) excluding deductions for federal, state and other income taxes, debt service expense, depreciation and amortization and other non-cash expenses.

         "Non-Material Lease" - means any Lease other than the Primary Lease or the Material Lease.

         "Non-Monetary Event of Default" - has the meaning provided in Section 6 of the Note.

         "Note" - See Granting Clauses.

         "Operating Agreements" - means collectively, the Primary Lease and the Management Agreement.

         "Operating Period" - means each calendar quarter during the term of the Loan.

         ["Pennsylvania Loan Documents" - means the Pennsylvania Note, the Pennsylvania Mortgage and any other instrument evidencing, securing or executed in connection with the loan evidenced by the Pennsylvania Note.

         "Pennsylvania Mortgage" - means collectively (i) that certain Mortgage and Security Agreement of even date herewith securing the Pennsylvania Note, executed by Borrower and FCH/PSH for the benefit of Beneficiary, and (ii) that certain Accommodation Cross-Collateralization Mortgage and Security Agreement of even date herewith securing the Pennsylvania Note and the Related Notes, executed by Borrower and FCH/PSH for the benefit of Beneficiary.

         "Pennsylvania Note" - means collectively (i) that certain promissory note of even date herewith in the original principal amount of $17,000,000.00 executed by Borrower and payable to the order of MassMutual, and (ii) that certain promissory note of even date herewith in the original principal amount of $17,000,000.00 executed by Borrower and payable to the order of TIAA.]

         "Permitted Encumbrances" - The liens and security interest created by this Deed of Trust and the other Loan Documents and those exceptions to title set forth in Schedule B to this Deed of Trust.

         "Person" - means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, and any other form of entity, as the context may require.

         "Premises" - See Granting Clauses.

         "Primary Lease" - means that certain Lease Agreement dated ___________, by and between ____________, as lessor, and [FCH/SH Leasing] [FCH/SH Leasing II], as lessee, [as amended by that certain Omnibus Lease Amendment Agreement dated June 30, 1998, by and among FelCor Lodging Trust Incorporated, Guarantor, [FCH/SH Leasing] [FCH/SH Leasing II] and certain other lessors and lessees under separate lease agreements].

         "Proceeds" - See Granting Clauses.

         "Property Income" - See Granting Clauses.

         "Qualified Hotel Operator" - means any reputable Person domiciled in the United States of America which has the greater of the financial strength, qualifications and creditworthiness of [FCH/SH Leasing] [FCH/SH Leasing II]or in Beneficiary's sole determination, a minimum net worth of $30,000,000.00 and liquid assets of not less than $3,000,000.00, all as of a date which is 30 days prior to the date of the transfer. Additionally, neither the proposed purchaser nor any principal of the proposed purchaser, whether on the date for the closing of the transfer of title to the Mortgaged Property or at any time prior thereto, may be (i) in default on any indebtedness or loan from Beneficiary or any affiliate of Beneficiary, (ii) involved as a debtor in any bankruptcy, reorganization or insolvency proceeding, (iii) the subject of any criminal charges or proceedings, or (iv) an entity or individual who is or has been involved in litigation which is in good faith deemed significant by Beneficiary.

         "Qualified Real Estate Investor" - means any reputable Person domiciled in the United States of America which has equal the financial strength, qualifications and creditworthiness of Borrower at the time of the disbursement of the Note, evaluated as of a date which is 30 days prior to the date of the proposed closing of the transfer of title to the Mortgaged Property and on the day after the proposed closing of the transfer. Additionally, neither the proposed purchaser nor any principal of the proposed purchaser, whether on the date for the closing of the transfer of title to the Mortgaged Property or at any time prior thereto, may be (i) in default on any indebtedness or loan from Beneficiary or any affiliate of Beneficiary, (ii) involved as a debtor in any bankruptcy, reorganization or insolvency proceeding, (iii) the subject of any criminal charges or proceeding, or (iv) an entity or individual who is or has been involved in litigation which is in good faith deemed significant by Lender.

         "Related Loan Documents" - means collectively the Related Notes, the Related Mortgages and any other instrument evidencing, securing or executed in connection with the loans evidenced by the Related Notes.

         "Related Loans" - means collectively the loans from Lender to Borrower and evidenced by each Related Note and the Related Loan Documents.

         "Related Mortgage" - means collectively the [Arizona Mortgage, Florida Mortgage, the Georgia Mortgage, the Illinois Mortgage, the Kentucky Mortgage, the Pennsylvania Mortgage, the Vermont Mortgage] or any mortgage or deed of trust or deed to secure debt securing any Substitute Property.

         "Related Note" - means collectively the [Arizona Note, Florida Note, the Georgia Note, the Illinois Note, the Kentucky Note, the Pennsylvania Note, the Vermont Note] or any promissory note executed in connection with any Substitute Property.

         "Related Primary Lease" - means collectively any primary lease under the Related Loan Documents.

         "Release" - Release means and includes the following: the release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of a Hazardous Substance no matter how or by whom or what caused.

         "Released Property" has the meaning provided in Section 6.16.

         "Remaining Properties" - means the properties securing the [Arizona Note, Florida Note, the Georgia Note, the Illinois Note, the Kentucky Note, the Pennsylvania Note, the Vermont Note] or any promissory note executed in connection with any Substitute Property.

         "Remediation" - Remediation means and includes the following: any response, remedial, removal or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of a Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances and to anything referred to in Section 2.20.

         "Sheraton" - means _________________________________.

         "Single-Purpose Entity" - means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter
(i) was and will be organized solely for the purpose of (x) owning the Mortgaged Properties or (y) acting as the managing member of the limited liability company or the general partner of a limited partnership which owns the Mortgaged Properties, (ii) has not and will not engage in any business unrelated to the
(x) the ownership of the Mortgaged Properties or (y) acting as a member of a limited liability company or general partner of a limited partnership which owns the Mortgaged Properties, (iii) has not and will not have any assets other than
(x) those related to the Mortgaged Properties or (y) its member interest in the limited liability company or its general partnership interest in the limited partnership which owns the Mortgaged Properties, as applicable, (iv) has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by this Deed of Trust, has not and will not engage in, seek or consent to any asset sale, transfer of partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), (v) if such entity is a limited partnership, has and will have as a general partner, a general partner which is and will be a Single-Purpose Entity,
(vi) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (vii) without the unanimous consent of all of the partners, directors or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (c) make any assignment for the benefit of such entity's creditors; or (d) take any action that might cause such entity to become insolvent, (x) has maintained and will maintain its accounts, books and records separate from any other person or entity, (xi) has maintained and will maintain its books, records, resolutions and agreements as official records, (xii) has not commingled and will not commingle its funds or assets with those of any other entity, (xiii) has held and will hold its assets in its own name, (xiv) has conducted and will conduct its business in its name, (xv) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity, (xvi) has paid and will pay its own liabilities out of its own funds and assets, (xvii) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable, (xviii) has maintained and will maintain an arms-length relationship with its affiliates other than the leases transferred to Borrower and its general partner as part of their initial capital contributions, (xix) (a) if such entity owns the Mortgaged Properties, has and will have no indebtedness other than the Indebtedness, equipment leases permitted by this Deed of Trust and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Mortgaged Properties which trade payables (1) do not exceed, at any time, a maximum amount of one percent (1%) of the Loan Amount and (2) are paid within thirty (30) days of the date incurred, or (b) if such entity acts as the general partner of a limited partnership or managing member of a limited liability company which owns the Mortgaged Properties, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner or managing member which owns the Mortgaged Properties which (1 ) do not exceed, at any time, Ten Thousand Dollars ($10,000.00) and (2) are paid within thirty (30) days of the date incurred, (xx) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Indebtedness, (xxi) has not acquired and will not acquire obligations or securities of its partners, members or shareholders, (xxii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and uses separate stationery, invoices and checks, (xxiii) has not and will not pledge its assets for the benefit of any other person or entity, (xxiv) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (xxv) has not made and will not make loans to any person or entity, (xxvi) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (xxvii) other than the leases transferred to Borrower and its general partner as part of their initial capital contributions has not entered and will not enter into or be a party to, any transaction with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (xxviii) has paid and will pay the salaries of its own employees from its own funds, (xxix) has maintained and will maintain adequate capital in light of its contemplated business operations and (xxx) if such entity is a limited liability company or limited partnership, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision.

         "State" - The State or Commonwealth in which the Land is situated.

         "Substitute Property" has the meaning provided in Section 6.16.

         "Trustee" - The party or parties identified and defined as Trustee on the Cover Sheet and in the preamble of this Deed of Trust, and its or their respective successors in the trust created by this Deed of Trust, and its or their respective assigns.

         "Trustor" - The party identified as such on the Cover Sheet and in the preamble of this Deed of Trust, any subsequent owner of the Mortgaged Property, and its successors and assigns. The Trustor is also herein called "Borrower."

         "U.S. Obligations" - means obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

         ["Vermont Loan Documents" - means the Vermont Note, the Vermont Mortgage and any other instrument evidencing, securing or executed in connection with the loan evidenced by the Vermont Note.

         "Vermont Mortgage" - means collectively (i) that certain Mortgage and Security Agreement of even date herewith securing the Vermont Note, executed by Borrower for the benefit of Beneficiary, and (ii) that certain Accommodation Cross-Collateralization Mortgage and Security Agreement of even date herewith securing the Vermont Note and the Related Notes, executed by Borrower for the benefit of Beneficiary.

         "Vermont Note" - means collectively (i) that certain promissory note of even date herewith in the original principal amount of $10,500,000.00 executed by Borrower and payable to the order of

MassMutual, and (ii) that certain promissory note of even date herewith in the original principal amount of $10,500,000.00 executed by Borrower and payable to the order of TIAA.]

                                   ARTICLE II
                              Covenants of Borrower

         Borrower covenants, warrants, represents and agrees with and to Trustee and Lender as follows:

         Section 2.01. Payment of the Indebtedness. Borrower shall punctually pay the Indebtedness at the times and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America.

         Section 2.02. Title to the Mortgaged Property.

(a) Borrower has fee simple title (or such lesser estate therein as may be specified in Schedule A) to the Premises and good indefeasible title to the balance of the Mortgaged Property, free and clear of liens and encumbrances except Permitted Encumbrances.

(b) Borrower has full power and lawful authority to encumber the Mortgaged Property in the manner and form herein set forth.

(c) This Deed of Trust is and will remain a valid and enforceable lien on and security interest in the Mortgaged Property.

(d) Borrower will preserve such title and will forever warrant and defend the same and the validity and priority of the lien hereof to Trustee and Lender against all claims whatsoever.

(e) The Mortgaged Property is in material compliance with all provisions of all zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes to which it is subject.

         Section 2.03. Maintenance of the Mortgaged Property. Borrower shall (or shall enforce its rights under the Primary Lease to cause [FCH/SH Leasing] [FCH/SH Leasing II] to) maintain the Mortgaged Property in good and safe condition, working order and repair, and comply with all existing and future federal, state and local laws, ordinances, rules and regulations and court orders affecting or which may be interpreted as affecting the Mortgaged Property. Borrower shall permit Lender to enter upon and inspect the Mortgaged Property (without prior notice in the event of an emergency) at all reasonable hours; provided, Lender makes an appointment through the general manager of the hotel after reasonable notice and in a manner that does not affect normal business operations. Borrower shall not, without the prior consent of Lender, (a) change the use of the Premises or cause or permit the use or occupancy of any part of the Premises to be discontinued if such discontinuance would violate any zoning or other law, ordinance or regulation; (b) consent to any zoning reclassification, modification or restriction affecting the Premises; (c) threaten, commit or permit any waste, structural or material alteration, demolition or removal of the Mortgaged Property or any portion thereof (provided that the Equipment included within the Collateral may be removed if replaced with similar items of equal or greater value); or (d) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership. No provision of this Section 2.03 shall prohibit Borrower from undertaking and completing tenant improvement work authorized under Leases previously approved by Lender or not requiring Lender's prior approval. Notwithstanding the foregoing, Borrower shall enforce its rights under the Primary Lease to cause [FCH/SH Leasing] [FCH/SH Leasing II] to operate the Mortgaged Property in a first class manner and at all times during the term of the Loan as a "Sheraton, Westin or Luxury Collection" hotel or under another flag acceptable to Lender.

         Section 2.04.     Insurance; Restoration.

(a) Borrower shall keep the Improvements and the Equipment insured against damage by fire and the other hazards covered by a comprehensive all risk coverage insurance policy in an amount equal to 100% of the full insurable value thereof (which shall mean the full repair and actual replacement value thereof providing for no deductible in excess of $25,000.00, without reduction for depreciation or co-insurance) as approved by Lender, and against loss of rents in an amount not less than 12 months' rental income from all Leases. Borrower shall also carry such other insurance, and in such amounts, as Lender may from time to time reasonably require, against insurable risks which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the availability of insurance and to the type of construction, location, utilities, use and occupancy of the Premises or any replacements or substitutions therefor. Such additional insurance may include workers' compensation, boiler and machinery, flood, earthquake, demolition and contingent liability from the operation of "non-conforming" improvements on the Premises, and shall be obtained within 20 days after demand by Lender. Notwithstanding the foregoing, in the event Borrower obtains an umbrella or a blanket insurance policy or a separate policy or any other insurance policy affecting the Mortgaged Property hereunder, Borrower shall notify Lender of the same and shall cause certified copies of each insurance policy to be delivered as required under
         Section 2.04(c) below. Any umbrella or blanket insurance policy shall specifically allocate to the Mortgaged Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Mortgage Property in compliance with the provisions of Section 2.04(c), giving Lender all of the rights set forth in this Section 2.04. The Proceeds of insurance paid on account of any damage to or destruction of the Premises or any portion thereof shall be paid over to Lender to be applied as hereinafter provided.

(b) Borrower shall also maintain or cause to be maintained by [FCH/SH Leasing] [FCH/SH Leasing II] pursuant to the terms of the Primary Lease general liability insurance with respect to the Premises against personal injury, death and property damage, with limits of liability in amounts reasonably satisfactory to Lender.

(c) All insurance policies and endorsements required pursuant to this Deed of Trust shall (i) be endorsed to name Lender as an insured thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a long-form, non-contributory mortgagee clause, or otherwise endorsed as Lender may reasonably require; (ii) be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State, with a rating of "A- VIII" or better as established by Best's Rating Guide or an equivalent rating with such other publication of a similar nature as shall be in current use, as shall be approved by Lender; (iii) without limiting the foregoing, provide that such policy or endorsement may not be canceled or materially changed except upon 30 days prior written notice of intention of non-renewal, cancellation or material change to Lender, and that no act or thing done by Borrower or Lender shall invalidate the policy as against Lender; and (iv) be in form and content reasonably satisfactory to Lender. Borrower shall deliver all original policies including all endorsements and renewals thereof, or copies thereof certified by the insurance company or authorized agent as being true copies, to Lender together with all endorsements required hereunder, on the date of this Deed of Trust and thereafter at least 10 days prior to the expiration date of such policies. Borrower may request an extension of time not exceeding 120 days to deliver the foregoing policies, endorsements and renewals or certified copies thereof if Borrower has done all things necessary to obtain the issuance of the policies, endorsements and renewals including, without limitation, the payment of all premiums therefor, and Borrower has delivered to Lender within the above 10 day period an insurance binder reasonably satisfactory to Lender issued by the approved insurer showing all required coverage to be in full force and effect for the succeeding 12 month period along with evidence reasonably satisfactory to Lender of payment in full of all premiums. If Borrower fails to maintain insurance in compliance with this Deed of Trust, Lender may (but shall not be obligated to) obtain such insurance and pay the premium therefor and Borrower shall reimburse Lender on demand for all such Advances. Notwithstanding anything to the contrary contained herein or in any provision of law, the Proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds and Lender shall be entitled to dispose of such Proceeds as hereinafter provided.

(d) In the event of any damage to or destruction of the Premises and/or Equipment, Borrower shall give prompt written notice to Lender and shall promptly commence and diligently continue to completion the repair, restoration and rebuilding of the Premises and/or Equipment so damaged or destroyed in full compliance with all legal requirements and with the provisions of Section 2.04(h)(i) below, and free and clear from any and all liens and claims. Such repair, restoration and rebuilding of the Premises are sometimes hereinafter collectively referred to as the "Work." If any Event of Default is then existing or if in Lender's reasonable judgment the cost of the Work is $1,000,000 or more, then Borrower shall not adjust, compromise or settle any claim for insurance proceeds without the prior consent of Lender. Subject to Section 2.04(g), Lender shall have the option in its sole discretion to apply any insurance Proceeds it may receive pursuant to this Deed of Trust (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees) to the payment of the Indebtedness or to allow all or a portion of such Proceeds to be used for the Work. If any insurance Proceeds are applied to reduce the Indebtedness, provided no Event of Default shall have occurred and be continuing, Lender shall apply the same, without any prepayment fee, in the following order:

         (i)      first, to the payment of interest due on any Advances;

         (ii)     next, to the principal amount of any Advances;

         (iii) next, to any Late Charges, attorney's fees or any other amount due hereunder or under a Loan Document save for the amounts described in (iv) and (v) immediately below;

         (iv)     next, to accrued interest then due under the Note; and

         (v) finally, to the unpaid principal balance of the Note (in the inverse order of maturity of principal installments thereof).

         If an Event of Default shall have occurred and be continuing, however, Lender, at its option, may apply any insurance Proceeds to the foregoing items in such order and priority as Lender deems appropriate in its sole discretion.

(e) In the event of the foreclosure of this Deed of Trust or other transfer of title to or assignment of the Mortgaged Property in extinguishment of the Indebtedness in whole or in part, all right, title and interest of Borrower in and to all policies of insurance required by this Deed of Trust and any insurance Proceeds shall inure to the benefit of and pass to Lender or any purchaser or transferee at the foreclosure sale of the Mortgaged Property.

(f) Borrower hereby irrevocably appoints Lender its attorney-in-fact, coupled with an interest, to apply and make claims for insurance Proceeds under all insurance policies constituting Intangibles, to prosecute and settle such claims and to endorse any checks, drafts or other instruments representing any insurance Proceeds whether payable by reason of loss thereunder or otherwise. Additionally, Lender may notify any and all insurers under casualty and liability insurance policies constituting part of the Intangibles that Lender has a security interest pursuant to the provisions of this Deed of Trust in and to such insurance policies and any proceeds thereof, and that any payments under those insurance policies are to be made directly to Lender. Lender's rights under this
         Section 2.04(f) may be exercised by Lender or a court appointed receiver appointed upon the request of Lender and irrespective of whether or not a default shall have occurred under this Deed of Trust.

(g) Notwithstanding the provisions of Section 2.04(d) above, if in Lender's reasonable judgment the cost of the Work shall not exceed 50 percent of the then outstanding principal balance of the Note, then Lender shall, upon request by Borrower, permit Borrower to use the Proceeds for the Work (subject to the provisions of, and less Lender's costs described in, Section 2.04(h) below), so long as:

         (i) no Event of Default shall then exist nor any matter(s) exist which, after notice of default or passage of time or both, would constitute an Event of Default;

         (ii) the original Borrower named herein continues to be the owner of the Mortgaged Property;

         (iii) the Work can be completed within 12 months from the date of the damage to or destruction of the Premises;

         (iv) none of the Operating Agreements in effect immediately prior to the damage or destruction shall have been canceled or terminated and not replaced with substitute agreements reasonably acceptable to Lender;

         (v) all sums necessary to effect the Work over and above any available Proceeds shall be at the sole cost and expense of the Borrower and, at Lender's request, Borrower shall deposit such additional amounts, as reasonably estimated by Lender, with Lender prior to commencing any Work and at all times thereafter;

         (vi) at all times during any such Work Borrower shall maintain, at its sole cost and expense, workers' compensation, builders risk and public liability insurance in amounts reasonably satisfactory to Lender and in accordance with the provisions of this Section 2.04; and

         (vii) any unexpended Proceeds, at the sole option of the Lender, shall either be paid over to the Borrower or shall be applied to the reduction of the Indebtedness. If the Proceeds are used to reduce the Indebtedness, they shall be applied in the order provided in Section 2.04(d), without any prepayment fee.

(h) If any insurance Proceeds are used for the Work, then such Proceeds shall be held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor), subject to each of the following conditions:

         (i) If the Work is structural or if the cost of the Work is reasonably estimated to exceed Two Hundred Thousand Dollars ($200,000.00), the Work shall be conducted under the supervision of a certified and registered architect or engineer reasonably satisfactory to Lender. Before Borrower commences any Work, other than temporary work to protect persons or property or prevent interference with business, Lender shall have approved the plans and specifications for the Work, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that such plans and specifications shall provide for Work so that, upon completion thereof, the Premises shall be at least equal in value and general utility to the Premises immediately prior to the damage or destruction.

         (ii) Each request for payment shall be made on not less than seven Business Days prior notice to Lender and shall be accompanied by a certificate of the architect or engineer in (i) above (or a certificate given by Borrower if no architect or engineer is so required) stating (A) that all of the Work completed has been done in substantial compliance with the approved plans and specifications, if required under (i) above, (B) that the sum requested is justly required to reimburse the Borrower for payments by Borrower, or is justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of Equipment required or relating to the Premises, that title to the items of Equipment covered by the request for payment is vested in Borrower, and
                  (D) that the amount of such Proceeds remaining in the hands of Lender will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion). Additionally, each request for payment shall contain a statement signed by Borrower approving both the Work done to date and the Work covered by the request for payment in question.

         (iii) Each request for payment shall be accompanied by waivers of lien satisfactory to Lender covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the Premises any mechanics' or other lien or instrument for the retention of title relating to any part of the Work not discharged of record. Additionally, as to any Equipment covered by the request for payment, Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the Equipment.

         (iv) Lender shall have the right to inspect the Work at all reasonable times and may condition any disbursement of Proceeds upon the satisfactory completion, as determined in Lender's reasonable discretion, of any portion of the Work for which payment or reimbursement is being requested. Neither the approval by Lender of the plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

         (v) Proceeds shall not be disbursed more frequently than every 30 days.

         (vi) Any request for payment made after the Work has been completed shall be accompanied by a copy or copies of any certificate or certificates required by law to render occupancy and full operation of the Premises legal.

         (vii) Upon any failure on the part of Borrower to promptly commence the Work or to proceed diligently and continuously to completion of the Work, Lender may apply any such Proceeds it then or thereafter holds to the payment of the Indebtedness; provided, however, that Lender, at its sole option, shall be entitled to apply at any time all or any portion of insurance Proceeds it then holds to the curing of any Event of Default under this Deed of Trust, the Note or any other Loan Document.

(i) Notwithstanding any other provision of this Section 2.04, if no Event of Default shall exist or be continuing (nor any matters have occurred which, after notice or passage of time or both, would constitute an Event of Default) and in Lender's reasonable judgment the cost of the Work is less than $1,000,000 and the Work can be completed in less than 180 days, then Lender shall have no rights to apply for or receive the insurance Proceeds, provided that Borrower shall apply such insurance Proceeds solely to the prompt and diligent commencement and completion of such Work and notify Lender as to the foregoing.

         Section 2.05. Condemnation. Borrower shall notify Lender immediately of the actual or threatened commencement of any proceedings for the condemnation or taking of the Premises or any portion thereof and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in such proceedings and Borrower shall deliver to Lender all instruments requested by Lender to permit such participation. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the Proceeds of any such condemnation and to make any compromise or settlement in connection with such proceedings, subject to the provisions of this Deed of Trust. Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender. All Proceeds of any condemnation, or purchase in lieu thereof, of the Premises or any portion thereof are hereby assigned to and shall be paid to Lender. Borrower hereby authorizes Lender to collect and receive such Proceeds, to give proper receipts and acquittances therefor and, in Lender's sole discretion, to apply such Proceeds (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Indebtedness or to the repair, restoration or rebuilding of the Premises in the manner and subject to the conditions set forth in Section 2.04(h). If the Proceeds are used to reduce the Indebtedness, they shall be applied in the order provided in Section 2.04(d), without any prepayment fee. Borrower shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the condemnation Proceeds to Lender.

         Section 2.06. Impositions.

(a) Borrower shall pay and discharge all Impositions prior to delinquency and shall furnish to Lender validated receipts or other evidence satisfactory to Lender showing the payment of such Impositions within 15 days after the same would otherwise have become delinquent. Borrower's obligation to pay Impositions pursuant to this Deed of Trust shall include, to the extent permitted by applicable law, taxes resulting from future changes in law which impose upon Trustee or Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Trustee's or Lender's interests. Should Borrower default in the payment of any Impositions, Lender may (but shall not be obligated to) pay such Impositions or any portion thereof and Borrower shall reimburse Lender on demand for all such Advances.

(b) Borrower shall not be required to pay, discharge or remove any Imposition so long as Borrower contests in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof; provided, however, that prior to the date on which such Imposition would otherwise have become delinquent Borrower shall have (i) given Lender prior notice of such contest and (ii) deposited with Lender, and shall deposit such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least 110 per cent of the total of (A) the balance of such Imposition then remaining unpaid and (B) all interest, penalties, costs and charges accrued or accumulated thereon. Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay the amount of such Imposition as finally determined, together with all interest and penalties payable in connection therewith. Lender shall have full power and authority to apply any amount deposited with Lender under this Section 2.06(b) to the payment of any unpaid Imposition to prevent the sale or forfeiture of the Mortgaged Property for non-payment thereof. Lender shall have no liability, however, for failure to so apply any amount deposited unless Borrower requests the application of such amount to the payment of the particular Imposition for which such amount was deposited. Any surplus retained by Lender after payment of the Imposition for which a deposit was made shall be repaid to Borrower unless an Event of Default shall have occurred under the provisions of this Deed of Trust, in which case said surplus may be retained by Lender to be applied to the Indebtedness. Notwithstanding any provision of this Section 2.06(b) to the contrary, Borrower shall pay any Imposition which it might otherwise be entitled to contest if, in the reasonable opinion of Lender, the Mortgaged Property is in jeopardy or in danger of being forfeited or foreclosed. If Borrower refuses to pay any such Imposition, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such Advances. Additionally, in such event, if Lender is prevented by law or judicial or administrative order from paying such Imposition, then Lender, at its option, may declare the entire Indebtedness immediately due and payable.

         Section 2.07. Deposits. Borrower shall deposit with Lender, monthly, on the due date of each monthly installment under the Note, 1/12th of the annual charges (as estimated by Lender) for Impositions, and, if required by Lender, 1/12th of the annual charges for rent (if Borrower is lessee of an interest in the Mortgaged Property). If required by Lender, Borrower shall also deposit with Lender, simultaneously with such monthly deposits and/or the execution of this Deed of Trust, a sum of money which together with such monthly deposits will be sufficient to make the payment of each such charge at least 30 days prior to the date initially due. Should such charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the charges for the prior year or payment period, as reasonably estimated by Lender. When the charges are fixed for the then current year or period, Borrower shall deposit any deficiency on demand. All funds deposited with Lender shall be held without interest (unless the payment of interest thereon is required under applicable law), may be commingled with Lender's other funds, and shall be applied in payment of the foregoing charges when and as payable provided that no Event of Default shall have occurred. Should an Event of Default occur, the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. Borrower shall furnish Lender with bills and all other documents necessary for the payment of the foregoing charges at least 15 days prior to the date on which each payment thereof shall first become due.

         Section 2.08. Mortgage Taxes. Borrower shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of its ownership of, or measured by amounts payable under, the Note, this Deed of Trust or any other Loan Document (other than income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Note or the other Loan Documents. If Borrower fails to make such payment within five days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrower shall reimburse Lender on demand for all such Advances. If applicable law prohibits Borrower from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then Lender may declare the Indebtedness then unpaid to be immediately due and payable. In such event, no prepayment fee shall be charged.

         Section 2.09.     Loan Documents Authorized.

(a) The execution and delivery of this Deed of Trust, the Note and the other Loan Documents have been duly authorized and there is no provision in Borrower's organizational documents, as amended, requiring further consent for such action by any other person or entity.

(b) Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation.

(c) Borrower has all necessary franchises, licenses, authorizations, registrations, permits and approvals and full power and authority to own and lease its properties, including the Mortgaged Property, and carry on its business as now conducted in each jurisdiction where Borrower conducts its business.

(d) The execution and delivery of and performance of its obligations under the Loan Documents (i) will not result in Borrower being in default under any provision of its organizational documents, as amended, any court order, or any mortgage, deed of trust or other agreement to which it is a party and (ii) do not require the consent of or any filing with any governmental authority.

(e) All necessary and required actions have been duly taken by and on behalf of Borrower to make and constitute the Loan Documents, and the Loan Documents constitute, legal, valid and binding obligations enforceable in accordance with their respective terms, subject only to the application of bankruptcy and other laws affecting the rights of creditors generally.

         Section 2.10. Maintenance of Existence. So long as it owns the Mortgaged Property, Borrower shall (or shall enforce its rights under the Primary Lease to cause [FCH/SH Leasing] [FCH/SH Leasing II] to) do all things necessary to preserve and keep in full force and effect its existence, franchises, licenses, authorizations, registrations, permits and approvals under the laws of the state of its formation and the State, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court now or hereafter applicable to Borrower or, to the Mortgaged Property or any portion thereof.

         Section 2.11. Payment of Liens. Borrower shall pay when due all payments and charges due under or in connection with any liens and encumbrances on and security interests in the Mortgaged Property or any portion thereof, all rents and charges under any ground leases and other leases forming a part of the Mortgaged Property, and all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on the Mortgaged Property or any portion thereof, and shall cause the prompt (but in no event later than 30 days after imposition), full and unconditional discharge of all liens imposed on or against the Mortgaged Property or any portion thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything necessary to fully preserve the initial priority of the lien of this Deed of Trust. If Borrower fails to make any such payment or if a lien attaches to the Mortgaged Property or any portion thereof, Lender may (but shall not be obligated to) make such payment or discharge such lien and Borrower shall reimburse Lender on demand for all such Advances. Notwithstanding the foregoing, Borrower shall not be in default for failure to pay or discharge a mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as, (a) Borrower shall have notified Lender of same within five (5) days of obtaining actual knowledge thereof; (b) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of the mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such claim notwithstanding such contest, if in the opinion of Lender, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost.

         Section 2.12. Costs of Defending and Upholding the Lien. Lender and, to the extent authorized by Lender, Trustee may, after notice to Borrower, (a) appear in and defend any action or proceeding, in the name and on behalf of either Lender or Borrower, in which Trustee or Lender is named or which Lender in its sole discretion determines may adversely affect the Mortgaged Property, this Deed of Trust, the lien hereof or any other Loan Document; and (b) institute any action or proceeding which Lender in its sole discretion determines should be instituted to protect the interest or rights of Lender or Trustee's interest in the Mortgaged Property or under this Deed of Trust or any other Loan Document, including, without limitation, foreclosure proceedings. Borrower agrees to bear and shall pay or reimburse Trustee and Lender on demand for all Advances and expenses (including reasonable attorneys' fees) relating to or incurred by Lender in connection with any such action or proceeding.

         Section 2.13. Costs of Enforcement. Borrower agrees to bear and shall pay or reimburse Trustee and Lender on demand for all Advances and expenses (including reasonable attorneys' and appraisers' fees and the expenses and reasonable fees of any receiver or similar official) of or incidental to the collection of the Indebtedness, any foreclosure of this Deed of Trust or any other Loan Document, any enforcement, compromise or settlement of this Deed of Trust, any other Loan Document or the Indebtedness, or any defense or assertion of the rights or claims of Trustee or Lender in respect of any thereof, by litigation or otherwise.

         Section 2.14. Interest on Advances and Expenses. All Advances made and any reasonable expenses incurred at any time by Trustee or Lender pursuant to the provisions of this Deed of Trust or the other Loan Documents or under applicable law shall be secured by this Deed of Trust as part of the Indebtedness, with equal rank and priority. All such Advances and expenses shall bear interest at the Default Rate from the date that each such Advance or expenses is made or incurred to the date of repayment and all such Advances and expenses with interest thereon shall be payable to Lender on demand.

         Section 2.15. Indemnification. Borrower shall indemnify and hold Trustee and Lender and their respective directors, officers, employees and agents harmless from and against and reimburse them for all Losses which may be imposed upon, asserted against, or incurred or paid by any of them (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Premises from any cause whatsoever, (b) as a result of the failure of Borrower to perform any of its obligations under any of the Loan Documents, or (c) on account of any transaction otherwise arising out of or in any way connected with the Mortgaged Property, this Deed of Trust or the Indebtedness.

         Section 2.16. Financial Statements; Records. Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods acceptable to Lender in its reasonable discretion, consistently applied, and shall furnish to Lender:

(a) all annual operating statements of the Premises received from [FCH/SH Leasing] [FCH/SH Leasing II] or Sheraton detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, and certified by [FCH/SH Leasing] [FCH/SH Leasing II] or Sheraton, as appropriate, in the form received by Borrower, or if requested by Lender and to the extent available, an audited annual operating statement prepared and certified by an independent certified public accountant acceptable to Lender, within 120 days after the close of each Fiscal Year of Borrower;

(b) an annual balance sheet and profit and loss statement of Borrower and Guarantor, in a form reasonably approved by Lender, prepared and certified by Borrower or Guarantor as applicable, and, such statements, if requested by Lender and to the extent available, shall be audited financial statements prepared and certified by an independent certified public accountant acceptable to Lender. All statements shall be delivered to Lender within 120 days after the close of each Fiscal Year of Borrower;

(c) annual operating budgets and management plans presented on a monthly basis consistent with the annual operating statements described above for the Premises, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements on or before February 1 of each Fiscal Year;

(d) an annual occupancy and average daily rate statement detailing the occupancy rates and average daily room rates to be prepared and certified by Borrower in a form approved by Lender, within 120 days after the end of each Fiscal Year of Borrower;

(e) an annual FF&E budget which will be submitted by Borrower to Lender, no later than December 30 of each loan year; and

(f)      upon request from Lender, the following:

         (i) such other financial or management information as may, from time to time, be reasonably required by Lender and in form and substance reasonably satisfactory to Lender; and,

         (ii) Borrower's books and records regarding the Premises for examination, review, copying and audit by Lender or its auditors during normal business hours and convenient facilities for such examination review, copying and audit of Borrower's books and records of account.

(g) Borrower's agreements as set forth in this Section 2.16 constitute material inducements to Lender in making the loan secured by this Deed of Trust. Accordingly, in the event Borrower fails to furnish any financial report or tax return required by this section as and when required, time being of the essence, then, in addition to all other remedies available to Lender under this Deed of Trust, Borrower agrees to pay Lender a late charge of $100.00 for each day or part thereof that any such financial report or tax return shall be overdue. The foregoing late charges and the costs and expenses of the auditor shall be due and payable to Lender upon demand and shall constitute a part of the Indebtedness.

         Section 2.17. Prohibition Against Conveyances and Encumbrances. Except with the prior consent of Lender or as permitted by Section 3.01(b), Borrower shall not and shall not permit others to convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Mortgaged Property (other than the sale of goods used in the operation of a hotel business or replacement of Equipment in the ordinary course of business) including the Leases; or (b) in Borrower. All requests for Lender's consent under this Section 2.17 shall be on a form previously approved by Lender and shall be accompanied by the payment of Lender's standard processing fee for such transactions then in effect not to exceed one percent (1%) of the then outstanding balance of the Loan. Lender's consent to any of the foregoing actions, if given (in Lender's sole discretion), may be conditioned upon a change in the interest rate, maturity date, amortization period or other terms under the Note, the payment of a transfer fee not to exceed one percent (1%) of the then outstanding balance of the Loan and/or any other requirements of Lender. In addition to the standard processing fee and the transfer fee referred to in this Section 2.17, Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including reasonable attorneys' fees, title search costs, and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such transaction.

         Notwithstanding the prohibition against conveyances and encumbrances set forth in this Section 2.17, Lender will permit Borrower the right to a one-time sale, transfer or assignment in whole (but not in part) of its interest in the Mortgaged Property, without modification of the terms of the Loan, provided each and every one of the following conditions is satisfied:

(a) At least thirty (30) days prior to such transfer, Borrower shall have provided Lender with written notice of the proposed transfer along with the name(s), address(es) and organizational documents of the proposed purchaser and principals of the proposed purchaser. Additionally, Borrower shall furnish to Lender along with such notice the following:
         (i) detailed and complete financial statements of the proposed purchaser and principals of proposed purchaser, (ii) information with respect to the business and business experience of the proposed purchaser and the proposed purchaser's principals' experience in the ownership and operation of properties similar to the Mortgaged Property and other commercial real estate, (iii) evidence that the Mortgaged Property as of the proposed date of transfer of title and thereafter will be managed by a hotel management company and under a hotel management agreement meeting the requirements of Section 2.17(d) below, (iv) the terms and conditions of the proposed sale and a copy of the purchase and sales agreement, and
         (v) such other information as Lender may request to permit it to determine the creditworthiness and management abilities of the proposed transferee, its management plan for the Mortgaged Property and the proposed transferee's status as a "Qualified Real Estate Investor".

(b) The Loan must be current in all respects and may not be in default either as of the date of the notice given Lender under subparagraph (a) above or thereafter through the date of transfer of title to the Mortgaged Property nor may any event have occurred which, after notice or passage of time or both, would constitute an Event of Default under the Loan.

(c)      The purchaser is a "Qualified Real Estate Investor".

(d) The Mortgaged Property as of the date of transfer and thereafter must be managed by Sheraton or another hotel management company reasonably approved by Lender under the Management Agreement or another hotel management agreement reasonably satisfactory to Lender. The flag under which the Mortgaged Property is operated shall remain the same or, if changed, be satisfactory to Lender.

(e) The proposed purchaser of the Mortgaged Property shall assume the Loan under documents in form and substance satisfactory to Lender, subject to the non-recourse provisions of the Loan Documents existing as of the date of the closing of the sale of the Mortgaged Property. Additionally, at the time of the assumption of the Loan, the proposed purchaser shall furnish to Lender an environmental indemnity in form and substance satisfactory to Lender from a financially responsible person or entity approved by the Lender. Borrower and the proposed purchaser and any other person as reasonably required by Lender's counsel shall also execute financing statements and such other documents as Lender's counsel shall reasonably require in order to effectuate the transaction as contemplated by this Section 2.17 and shall furnish evidence of fire and extended coverage insurance as required by the Loan Documents.

(f) Along with the notice of transfer under subparagraph (a) above, Borrower shall pay to Lender a fee in the amount of one percent (1%) of the then outstanding balance of the Loan in cash or certified funds. Such fee shall be retained by Lender whether or not the transfer occurs except in the situation described in the succeeding sentence and is being paid in order to induce Lender to allow the proposed purchaser to assume the obligations of the Borrower under the Loan Documents and to release Borrower from liability thereunder for all periods from and after the transfer in accordance with these provisions. Such fee shall be returned to Borrower only if Lender disapproves of such transfer as not meeting the requirements of this Section 2.17.

(g) The cash flow from the Mortgaged Property (i.e., gross rents received less property taxes, insurance and a reasonable reserve for capital improvements, but excluding principal and interest payments on the Loan, depreciation and other non-cash charges and proceeds from casualty policies) for the 12 month period ending on the last day of the month which is two months prior to the month of the anticipated date of such transfer of title shall be not less than 1.65X times the required payments of principal and interest on the Loan for the same twelve month period as determined by Lender in its sole discretion from financial statements for the Mortgaged Property in form and substance satisfactory to Lender and submitted to Lender.

(h) The unpaid principal balance of the Loan shall be not more than sixty percent (60%) of the appraised value of the Mortgaged Property according to a current appraisal furnished to and satisfactory to Lender and prepared by an MAI appraiser acceptable to Lender.

(i) Borrower shall pay all of Lender's reasonable outside costs and expenses incurred in connection with the proposed sale of the Mortgaged Property whether or not the sale actually occurs including, without limitations, attorneys' fees, recording charges, title charges and any endorsement to Lender's title policy that Lender's counsel may require.

         Section 2.18. Estoppel Certificates. Within 10 Business Days of a request by Lender, Borrower shall furnish to Lender a duly acknowledged written statement confirming the amount of the outstanding Indebtedness, the terms of payment and maturity date of the Note, the date to which interest has been paid, and whether any offsets or defenses exist against the Indebtedness. If any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail. Borrower shall also furnish to Lender within 30 days of its request therefor tenant estoppel letters from such tenants of the Premises as Lender may require, but such requests as to any one tenant shall not be made more often than once in a calendar year period.

         Section 2.19. Assignment of Leases and Property Income.

(a) Borrower hereby absolutely and unconditionally assigns and transfers to Lender the Leases and the Property Income. Borrower shall not otherwise assign, transfer or encumber in any manner the Leases or the Property Income or any portion thereof. Borrower shall have a license to collect and use the Property Income as the same becomes due and payable, revocable by Lender, so long as no Event of Default has occurred, but may not collect any Property Income more than 30 days in advance of the date the same becomes due. The assignment in this Section 2.19 shall constitute an absolute and present assignment of the Leases and the Property Income, and not an additional assignment for security, and the existence or exercise of the

         Borrower's revocable license to collect Property Income shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Lender of any of its rights or remedies under this
         Section 2.19 shall not be deemed or construed to make Lender a mortgagee-in-possession. The assignments contained in this Section 2.19(a) shall automatically terminate and be null and void ab initio upon the repayment of the Indebtedness or the release of this -- ------ Deed of Trust.

(b) Borrower shall furnish Lender with executed copies of all Leases within 10 days after execution thereof. All proposed Leases and renewals of existing Leases shall be at rental rates and on terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants; provided, however, that renewals of existing Leases may be made with the existing parties thereto and upon substantially the same terms as such existing Leases. All new Leases shall provide that they are subordinate to this Deed of Trust and that the lessee agrees to attorn to Lender. All proposed Leases and renewals of existing Leases (other than Leases described in Subsection 2.19(d)) shall be subject to the prior review and reasonable approval of Lender and its counsel, at Borrower's expense.

(c) Borrower shall perform all obligations as lessor under all Leases and shall enforce all of the terms, covenants and conditions contained in upon the part of the lessee thereunder to be performed or observed. Additionally, Borrower shall not take any action which would cause any Lease to cease to be in full force and effect. Except with the prior consent of Lender, not to be unreasonably withheld, Borrower shall not
         (i) cancel, terminate (other than exercising Borrower's rights to terminate any Lease upon a lessee's default thereunder and subject to the terms of Section 2.25(d) hereof), surrender, sublet or assign any Lease or consent to any cancellation, termination, surrender, subletting or assignment thereof; (ii) amend, modify or subordinate any Lease to any mortgage, deed of trust or other security interest that is subordinate to this Deed of Trust; (iii) enter into any new Lease (except as permitted in Section 2.19(d) below); (iv) waive any default under or breach of any Lease; (v) consent to or accept any prepayment or discount of rent or advance rent under any Lease; (vi) other than exercising Borrower's rights to terminate any Lease upon a lessee's default thereunder (and subject to the terms of Section 2.25(d) hereof), take any other action in connection with any Lease which may impair or jeopardize the validity of such Lease or the Lender's interest therein; or (vii) alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to any of the Leases or cancel or terminate such guaranty, letter of credit or other credit support without the prior written consent of Lender.

(d) Notwithstanding Section 2.19(b), Lender's prior consent shall not be required for entering into any new Lease covering 1,000 square feet of net rentable area or less, or renewals thereof, provided that (i) the Lease or renewal thereof represents an arm's-length transaction and provides for the payment of market rents, and (ii) neither the Lease nor renewal thereof nor the activity of the lessee will violate any provision of any other Lease or restriction or covenant affecting the Premises or this Deed of Trust or any other Loan Document, including Section 2.20(b) hereof. Except for Leases to which Lender's consent is not required, notice and copies of which shall be furnished only upon request, Borrower shall give Lender notice of any Lease or renewal thereof described in this Section 2.19(d), together with a fully-executed and complete copy of such Lease, not later than 10 days after the execution thereof.

(e) In addition to the foregoing, Borrower shall comply with all terms and provisions of the Assignment.

         Section 2.20.  Environmental Matters; Warranties; Notice; Indemnity.

(a) Borrower represents and warrants to Lender, based upon an environmental assessment of the Premises and the Equipment and information that Borrower knows, as follows:

         (i) Borrower has not installed, used, generated, manufactured, produced, stored, released, discharged or disposed of in, on, under or about the Premises, or transported to or from any portion of the Premises, any Hazardous Substance or allowed any other person or entity to do so, except under conditions permitted by applicable Environmental Laws;

         (ii) there are no Hazardous Substances or underground storage tanks in, on, or under or about the Premises, except those that are both (A) in compliance with Environmental Laws and with permits issued pursuant thereto, if necessary, and (B) fully disclosed to Lender in writing pursuant to the written reports resulting from environmental assessments of the Mortgaged Property delivered to Lender (the "Environmental Report");

         (iii) there are no past, present or threatened Releases of any Hazardous Substance in, on, under or about the Premises except as defined in the Environmental Report;

         (iv) there is no condition known to Borrower which is expected to result in any Release of Hazardous Substances migrating to the Premises except as described in the Environmental Report;

         (v) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises or the Equipment except as described in the Environmental Report;

         (vi) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to, a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises or Equipment, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and,

         (vii) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to any presence or Release of Hazardous Materials in, on, under and about the Premises that is known by Borrower and that is contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Substances in, on, under or about the Premises and/or to the environmental condition of the Premises.

(b) Borrower shall not install, use, generate, manufacture, produce, store, Release, discharge or dispose of on, under or about the Premises, or transport to or from any portion of the Premises, any Hazardous Substance or allow any other person or entity to do so, except under conditions permitted by applicable Environmental Laws. Additionally, except with the prior written consent of Lender, no portion of the Premises shall be leased, used or occupied for dry cleaning operations (except for drop off dry cleaning operations in the ordinary course of business) or the storage of any chemicals used in the dry cleaning process.

(c) Borrower shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, applicable Environmental Laws.

(d)      Borrower shall promptly provide notice to Lender of:

         (i) any proceeding, investigation or inquiry commenced by any governmental authority with respect to the presence of any Hazardous Substance on, under or about the Premises or the migration of any Hazardous Substance to or from adjoining property to which Borrower has knowledge or has received notice;

         (ii) all claims made or threatened by any person or entity against Borrower, or to Borrower's knowledge, any other party occupying the Premises or any portion thereof, or the Premises, relating to any loss or injury allegedly resulting from any Hazardous Substance; and

         (iii) the discovery of any occurrence or condition on the Premises or on any real property adjoining or in the vicinity of the Premises, of which Borrower becomes aware, which might cause the Premises or any portion thereof to be in violation of any Environmental

                  Law or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Law (collectively, an "Environmental Violation").

(e) Lender and, to the extent authorized by Lender, Trustee may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning the Premises or Equipment under any Environmental Law. Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys' fees) relating to or incurred by Lender in connection with any such action or proceeding.

(f) Borrower shall indemnify and hold Trustee and Lender and their respective directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or attributable to a breach of any warranty, representation or other provision contained in this Section 2.20 including, without limitation, (i) all actual and consequential damages, (ii) the costs of any required Remediation, and (iii) the costs of the preparation and implementation of any plans for Remediation, closure or other required plans. This indemnity shall survive the satisfaction, release or extinguishment of the lien of this Deed of Trust including any extinguishment of such lien by foreclosure or deed in lieu thereof. Notwithstanding anything to the contrary contained herein, the indemnification provided for herein shall survive payment of the Note, but shall become null and void and of no further force and effect in the event Lender or any other party obtains title to the Mortgaged Property through foreclosure or exercise of power of sale under this Deed of Trust or deed-in-lieu of foreclosure or exercise of power of sale.

         Section 2.21.  Environmental Matters; Remedial Work.

(a) If any investigation, site monitoring, containment, cleanup, removal, restoration or other Remediation of any kind or nature (collectively, the "Remedial Work") is required to be performed by Borrower under any applicable Environmental Law because of or in connection with the current or future presence, suspected presence, release or suspected release of a Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or about the Premises or any portion thereof, Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within 45 days after any demand therefor by Lender or such shorter period as may be required under any applicable Environmental Law.

(b) All Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by Lender. All costs and expenses of such Remedial Work and Lender's monitoring or review of such Remedial Work (including reasonable attorneys' fees) shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed. Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys' fees) relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work.

(c) Except with Lender's prior consent (not to be unreasonably withheld), Borrower shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Lender's sole judgment, impair the value of Lender's security hereunder. Lender's prior consent shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about the Premises poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, and it is not possible to obtain Lender's prior consent. In such event Borrower shall notify Lender as soon as practicable of any action taken.

         Section 2.22.  Environmental Matters; Inspection.

(a) Lender shall have the right at all reasonable times to enter upon and inspect all or any portion of the Premises, provided that Lender makes an appointment through the general manager of the hotel after reasonable notice and that such inspections shall not unreasonably interfere with the normal business operations of the Premises. Lender may select a consulting engineer to conduct and prepare reports of such inspections. The inspection rights granted to Lender in this Section
         2.22 shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Deed of Trust, and shall expressly include the right to conduct reasonable soil borings and other customary environmental tests, assessments and audits, so long as Lender restores the Mortgaged Property to its previous condition.

(b) Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys' fees) relating to or incurred by Lender in connection with the inspections and reports described in this Section 2.22 in the following situations:

         (i) If Lender has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an Environmental Violation or that a Hazardous Substance is present on, under or about the Premises or is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document;

         (ii) if any such inspection reveals an Environmental Violation or that a Hazardous Substance is present on, under or about the Premises or is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document; or

         (iii) if an Event of Default exists at the time any such inspection is ordered.

         Section 2.23. Management. At all times prior to the payment in full of the Indebtedness, the Mortgaged Property shall be managed by Sheraton or another management company satisfactory to Lender, and pursuant to the Management Agreement or another management agreement reasonably satisfactory to Lender. Such management agreement, and any leasing commissions agreement affecting the Mortgaged Property, shall be subordinate to this Deed of Trust.

         Section 2.24. ERISA. As of the date hereof and throughout the term of this Deed of Trust, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA:
(ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA: (iii) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA;
(iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (v) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Deed of Trust, the Note, or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower further agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section 2.24 as Lender may from time to time request.

         Section 2.25. Operating Agreements. In connection with the Operating Agreements, Trustor acknowledges and agrees as follows:

(a) no Operating Agreement shall be amended, modified, supplemented, restated or otherwise altered by Trustor, nor shall Trustor consent or otherwise acquiesce in any of the foregoing, without in each instance Beneficiary's prior written consent, which consent shall not be unreasonably withheld;

(b) no Operating Agreement shall be terminated by Trustor unless such terminated Operating Agreement is replaced with a similar agreement upon terms and conditions, and with such third parties, as are reasonably acceptable to Lender;

(c) Trustor will deliver to Beneficiary, at the same time received or sent by Trustor, copies of all notices, demands or requests sent or otherwise made by Trustor or any other Person under or pursuant to any Operating Agreement;

(d) the term of any Operating Agreement shall not be extended or otherwise renewed by Trustor (unless pursuant to a right currently afforded Trustor thereunder) without in each instance Beneficiary's prior written approval, such approval not to be unreasonably withheld;

(e) Trustor agrees to observe, perform and discharge all obligations, covenants and warranties required to be kept and performed by Trustor under the Operating Agreements; and

(f) Trustor shall use best efforts to enforce or secure the performance of each and every material obligation, term, covenant, condition and agreement to be performed by any other party to any of the Operating Agreements.

         Section 2.26. Single-Purpose Entity. Borrower shall at all times be a Single-Purpose Entity.


                                   ARTICLE III
                               Security Agreement

         Section 3.01. Warranties, Representations and Covenants of Borrower. Borrower covenants, warrants, represents and agrees with and to Trustee and Lender as follows:

(a) This Deed of Trust constitutes a security agreement under the Code and serves as a fixture filing in accordance with the Code. This Deed of Trust creates a security interest in favor of Lender as secured party under the Code with respect to all property (specifically including the Collateral) included in the Mortgaged Property which is covered by the Code. The mention of any portion of the Mortgaged Property in a financing statement filed in the records normally pertaining to personal property shall not derogate from or impair in any manner the intention of Borrower and Lender hereby declared that all items of Collateral described in this Deed of Trust are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of (i) the rights in or the Proceeds of any policy of insurance, (ii) any condemnation Proceeds, (iii) Borrower's interest in any Leases or Property Income, or (iv) any other item included in the Mortgaged Property, shall not be construed to alter, impair or impugn any rights of Lender as determined by this Deed of Trust or the priority of Lender's lien upon and security interest in the Mortgaged Property. Any such mention shall be for the protection of Lender in the event that notice of Lender's priority of interest as to any portion of the Mortgaged Property is required to be filed in accordance with the Code to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof.

(b) Except for the security interest granted by the Loan Documents, Borrower is and, as to portions of the Collateral to be acquired after the date hereof, will be the sole owner of the Collateral, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever except Permitted Encumbrances. Borrower shall notify Lender of, and shall defend the Collateral against, all claims and demands of all persons at any time claiming the same or any interest therein. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower shall have the right during the term of the Loan to secure the purchase of up to $300,000 of Equipment for the Mortgaged Property with secondary financing including equipment leases.

(c) Except as otherwise provided in this Deed of Trust, Borrower shall not lease, sell, convey or in any manner transfer the Collateral without the prior consent of Lender.

(d) The Collateral is not used or bought for personal, family or household purposes.

(e) The Collateral shall be kept on or at the Premises, and Borrower shall not remove the Collateral from the Premises without the prior consent of Lender, except such portions or items of the Collateral as are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Borrower with items of equal or greater value.

(f) In the event of any change in name, identity or structure of Borrower, Borrower shall notify Lender thereof and promptly after request shall execute, file and record such Code forms as are necessary to maintain the priority of Lender's lien upon and security interest in the Collateral, and shall pay all reasonable expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Code forms or continuation statements, Borrower shall, promptly after request, execute, file and record such Code forms or continuation statements as Lender shall deem necessary (subject to Lender's right to sign such statements on behalf of Borrower as provided in Subsection 3.01(g)), and shall pay all reasonable expenses and fees in connection with the filing and recording thereof. If Lender shall initially pay such expenses, Borrower shall promptly reimburse Lender for the expenses.

(g) Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to execute in the name of and on behalf of Borrower any and all financing statements and continuations thereof and to file with the appropriate public office on its behalf and at its expense any financing or other statements signed only by Lender, as secured party, in connection with the Collateral covered by this Deed of Trust.

         Section 3.02. Financing Statements. A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS DEED OF TRUST OR ANY FINANCING STATEMENT RELATING TO THIS DEED OF TRUST SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

         Section 3.03. Addresses. The mailing address of Borrower and the address of Lender from which information concerning the security interest granted hereby may be obtained are set forth on the Cover Sheet of this Deed of Trust. Borrower maintains its sole place of business or its chief executive office at the address shown on said Cover Sheet, and Borrower shall immediately notify Lender in writing of any change in said place of business or chief executive office.


                                   ARTICLE IV
                              Default and Remedies

         Section 4.01. Events of Default. Each of the following shall, after the expiration of any notice and cure period provided for in the Note, constitute an Event of Default under this Deed of Trust, the Note and the other Loan
Documents:

(a) failure in the payment of any amount due as and when due under this Deed of Trust, the Note or any other Loan Document;

(b) failure to pay any Imposition as and when due or to maintain insurance as required by this Deed of Trust;

(c) default in the due observance or performance of any term, covenant or condition contained in this Deed of Trust, the Note or any other Loan Document;

(d) if any representation made herein or in any other Loan Document shall prove to be untrue in any material respect;

(e) violation of any of the covenants set forth in Section 2.17 with respect to conveyances, sales, encumbrances or other prohibited dispositions of the Mortgaged Property or Borrower or any portion thereof or any interest therein;

(f) violation of any of the covenants set forth in Section 2.19(a) with respect to the further assignment, transfer or encumbrance by Borrower of the Leases or the Property Income or any portion thereof;

(g) violation of any of the covenants set forth as items (i) through (vi) of Section 2.19(c) with respect to certain actions concerning Leases which shall not be taken by Borrower without the prior consent of Lender;

(h) if Borrower, any general partner of Borrower or Guarantor consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Borrower or Guarantor;

(i) if any Bankruptcy Proceeding shall have been filed against Borrower, any general partner of Borrower or Guarantor and the same is not withdrawn, dismissed, canceled or terminated within 90 days of such filing;

(j) if Borrower, any general partner of Borrower or Guarantor is adjudicated bankrupt or insolvent or a petition for reorganization of Borrower or any such general partner or Guarantor is granted;

(k) if a receiver, liquidator or trustee of Borrower, any general partner of Borrower or Guarantor or of any of the properties of Borrower or any such general partner or Guarantor shall be appointed;

(l) if Borrower, any general partner of Borrower or Guarantor shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due;

(m) except as otherwise permitted herein, if Borrower, any general partner of Borrower, or Guarantor shall die or shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower or any such general partner or Guarantor;

(n) if a default or event of default shall occur under any mortgage, deed of trust, encumbrance, lien or security agreement (except for equipment leases) encumbering all or any portion of the Mortgaged Property which is subordinate or superior to the lien of this Deed of Trust or if any party under any such instrument shall commence a foreclosure or other collection or enforcement action in connection therewith, provided, however, that this provision shall not be deemed to be a waiver of the provisions of Section 2.17 prohibiting further encumbrances or of any other provision of this Deed of Trust, it being understood that it is an event of default under this Deed of Trust to permit any further mortgage, encumbrance, lien or security agreement to encumber all or any portion of the Mortgaged Property except as expressly permitted herein;

(o) except as permitted in this Deed of Trust, the actual or threatened alteration, demolition or removal of any of the Improvements without the prior consent of Lender, which shall not be unreasonably withheld;

(p) damage to any of the Mortgaged Property in any manner which is not covered by insurance as a result of Borrower's failure to maintain insurance required in accordance with this Deed of Trust;

(q)      if a default shall occur under any of the Related Loan Documents;

(r) default by [FCH/SH Leasing] [FCH/SH Leasing II] in the due observance or performance of any term, covenant or condition contained in any Operating Agreement or the Agreement Concerning Primary Lease Agreement without Borrower timely curing such default pursuant to its contractual rights to do so; or

(s) default by Guarantor in the due observance or performance of any term, covenant or condition contained in any separate guaranty or separate indemnity agreement executed by Guarantor in connection with the Loan.

         In the event of a conflict between the provisions of this Section 4.01., and the provisions of the Note, the provisions of the Note shall control.

         Section 4.02. Remedies. Upon the occurrence of any Event of Default, Lender may take such actions against Borrower and/or the Mortgaged Property or any portion thereof as it deems advisable, subject to Section 11 of the Note, to protect and enforce its rights against Borrower and in and to the Mortgaged Property, without notice or demand except as set forth below. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. All actions shall be subject to Section 11 of the Note and may include the following:

(a) Subject to any applicable provisions of the Note, Lender may declare the entire principal balance under the Note then unpaid, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.

(b) Lender may enter into or upon the Mortgaged Property, personally or by its agents, nominees or attorneys, and may dispossess Borrower and its agents and servants therefrom, and thereupon Lender at its sole discretion may: (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every portion of the Mortgaged Property and conduct business thereon, in any case either in the name of Lender or in such other name as Lender shall deem best;
         (ii) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (iv) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Property Income; and (v) apply the receipts of Property Income to the payment of the Indebtedness (including any prepayment fee payable under the Note) in such order as Lender shall determine in its sole discretion, after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender, its agents, nominees and attorneys.

(c) Subject to any applicable provisions of the Note, with or without entry, personally or by its agents, nominees or attorneys, Lender may require Trustee to sell all or any portion of the Mortgaged Property and all or any portion of Borrower's estate, right, title, interest, claim and demand therein and right of redemption thereof at one or more private or public sales in the manner and to the extent permitted by law, as an entirety or in parcels or portions, and Trustee shall have any statutory power of sale as may be provided by law in the State.

(d) Subject to any applicable provisions of the Note, Lender may institute proceedings for the complete foreclosure of this Deed of Trust, in which case the Mortgaged Property may be sold for cash or upon credit, as an entirety or in parcels or portions.

(e) Subject to any applicable provisions of the Note, Lender may institute, or require Trustee to institute, proceedings for the partial foreclosure of this Deed of Trust for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Indebtedness not then due.

(f) Lender may institute, or require Trustee to institute, an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

(g) Lender and Trustee shall have the rights and may take such actions as are permitted by the laws of the State.

(h) Subject to any applicable provisions of the Note, Lender may recover judgment on the Note, either before, during or after any proceedings for the foreclosure or enforcement of this Deed of Trust.

(i) Lender may secure the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any portion thereof, and Borrower hereby consents and agrees to such appointment, without notice to Borrower and without regard to the adequacy of the security for the Indebtedness and without regard to the solvency of Borrower or any other person, firm or entity liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Property Income pursuant to this Deed of Trust or the Assignment.

(j) Lender may exercise any or all of the remedies available to a secured party under the Code, but any sale of the Equipment shall be subject to any applicable provisions of the Note.

(k) Lender may pursue, or require Trustee to pursue, any other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

(l) Lender may apply any funds then on deposit with Lender for payment of Impositions, ground rent or insurance premiums in the manner provided for in Section 2.07.

(m) Lender in its sole discretion may surrender any insurance policies and collect the unearned premiums and apply such sums against the Indebtedness.

         Section 4.03.     General Provisions Regarding Remedies.

(a) Effect of Judgment. No recovery of any judgment by Lender or Trustee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of this Deed of Trust upon the Mortgaged Property or any portion thereof, or any rights, powers or remedies of Lender or Trustee hereunder. Such lien, rights, powers and remedies of Lender and Trustee shall continue unimpaired as before.

(b) Continuing Power of Sale. The power of sale conferred upon Lender in this Deed of Trust shall not be exhausted by any one or more sales as to any portion of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property is sold or all of the Indebtedness is paid.

(c) Right to Purchase. At any sale of the Mortgaged Property or any portion thereof pursuant to the provisions of this Deed of Trust, Lender or Trustee shall have the right to purchase the Mortgaged Property being sold, and in such case shall have the right to credit against the amount of the bid made therefor (to the extent necessary) all or any portion of the Indebtedness then due.

(d) Right to Terminate Proceedings. Lender or Trustee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 4.02 at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

(e) No Waiver or Release. Lender may resort, or require Trustee to resort, to any remedies and the security given by the Loan Documents, in whole or in part, and in such portions and in such order as determined in Lender's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Loan Documents. The failure of Lender or Trustee to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents. No acceptance by Lender or Trustee of any payment after the occurrence of an Event of Default and no payment by Lender or Trustee of any Advance or obligation for which Borrower is liable hereunder shall be deemed to waive or cure such Event of Default or Borrower's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Lender or Trustee, and no extension of time for the payment of the whole or any portion of the Indebtedness or any other indulgence given by Lender or Trustee to Borrower or any other person or entity, shall operate to release or in any manner affect Lender's or Trustee's interest in the Mortgaged Property or the liability of Borrower to pay the Indebtedness, except to the extent that such liability shall be reduced by Proceeds of the sale of all or any portion of the Mortgaged Property received by Lender. No waiver by Lender or Trustee shall be effective unless it is in writing and then only to the extent specifically stated.

(f) No Impairment; No Release. The interests and rights of Lender or Trustee under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Indebtedness; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender or Trustee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Indebtedness. Subject to Section 11 of the Note, if the Mortgaged Property is sold and Lender enters into any agreement with the then owner of the Mortgaged Property extending the time of payment of the Indebtedness, or otherwise modifying the terms hereof or of any other Loan Document, Borrower shall continue to be liable to pay the Indebtedness according to the tenor of any such agreement unless expressly released and discharged in writing by Lender.

(g) WAIVERS AND AGREEMENTS REGARDING REMEDIES. TO THE FULLEST EXTENT THAT BORROWER MAY LEGALLY DO SO, BORROWER:

         (i) AGREES THAT BORROWER WILL NOT AT ANY TIME INSIST UPON, PLEAD, CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF ANY LAWS NOW OR HEREAFTER IN FORCE PROVIDING FOR ANY APPRAISAL OR APPRAISEMENT, VALUATION, STAY, EXTENSION OR REDEMPTION, AND WAIVES AND RELEASES ALL RIGHTS OF REDEMPTION, VALUATION, APPRAISAL OR APPRAISEMENT, STAY OF EXECUTION, EXTENSION AND NOTICE OF ELECTION TO ACCELERATE OR DECLARE DUE THE WHOLE OF THE INDEBTEDNESS;

         (ii) WAIVES ALL RIGHTS TO A MARSHALING OF THE ASSETS OF BORROWER, BORROWER'S PARTNERS, IF ANY, AND OTHERS WITH INTERESTS IN BORROWER, INCLUDING THE MORTGAGED PROPERTY, OR TO A SALE IN INVERSE ORDER OF ALIENATION IN THE EVENT OF FORECLOSURE OF THE INTERESTS HEREBY CREATED, AND AGREES NOT TO ASSERT ANY RIGHT UNDER ANY LAWS PERTAINING TO THE MARSHALING OF ASSETS, THE SALE IN INVERSE ORDER OF ALIENATION, HOMESTEAD EXEMPTION, THE ADMINISTRATION OF ESTATES OF DECEDENTS, OR ANY OTHER MATTERS WHATSOEVER TO DEFEAT, REDUCE OR AFFECT THE RIGHT OF LENDER UNDER THE LOAN DOCUMENTS TO A SALE OF THE MORTGAGED PROPERTY FOR THE COLLECTION OF THE INDEBTEDNESS WITHOUT ANY PRIOR OR DIFFERENT RESORT FOR COLLECTION, OR THE RIGHT OF LENDER OR TRUSTEE TO THE PAYMENT OF THE INDEBTEDNESS OUT OF THE PROCEEDS OF SALE OF THE MORTGAGED PROPERTY IN PREFERENCE TO EVERY OTHER CLAIMANT WHATSOEVER;

         (iii) WAIVES ANY RIGHT TO BRING OR UTILIZE ANY DEFENSE, COUNTERCLAIM OR SETOFF, OTHER THAN ONE IN GOOD FAITH, WHICH DENIES THE EXISTENCE OR SUFFICIENCY OF THE FACTS UPON WHICH THE FORECLOSURE ACTION IS GROUNDED OR WHICH IS BASED ON LENDER'S OR TRUSTEE'S WRONGFUL ACTIONS. IF ANY DEFENSE, COUNTERCLAIM OR SETOFF (OTHER THAN ONE PERMITTED BY THE PRECEDING SENTENCE) IS RAISED BY BORROWER IN SUCH FORECLOSURE ACTION, SUCH DEFENSE, COUNTERCLAIM OR SETOFF SHALL BE DISMISSED. IF SUCH DEFENSE, COUNTERCLAIM OR SETOFF IS BASED ON A CLAIM WHICH COULD BE TRIED IN AN ACTION FOR MONEY DAMAGES, THE FOREGOING WAIVER SHALL NOT BAR A SEPARATE ACTION FOR SUCH DAMAGE (UNLESS SUCH CLAIM IS REQUIRED BY LAW OR APPLICABLE RULES OF PROCEDURE TO BE PLEADED IN OR CONSOLIDATED WITH THE ACTION INITIATED BY LENDER OR TRUSTEE), BUT SUCH SEPARATE ACTION SHALL NOT THEREAFTER BE CONSOLIDATED WITH LENDER'S OR TRUSTEE'S FORECLOSURE ACTION. THE BRINGING OF SUCH SEPARATE ACTION FOR MONEY DAMAGES SHALL NOT BE DEEMED TO AFFORD ANY GROUNDS FOR STAYING ANY SUCH FORECLOSURE ACTION;

         (iv) WAIVES AND RELINQUISHES ANY AND ALL RIGHTS AND REMEDIES WHICH BORROWER MAY HAVE OR BE ABLE TO ASSERT BY REASON OF THE PROVISIONS OF ANY LAWS PERTAINING TO THE RIGHTS AND REMEDIES OF SURETIES, INCLUDING WITHOUT LIMITATION,
                  _________________________, OR ANY CORRESPONDING FUTURE STATUTE OR RULE OF LAW;

         (v) WAIVES THE DEFENSE OF LACHES AND ANY APPLICABLE STATUTES OF LIMITATION; AND

         (vi) WAIVES ANY RIGHT TO HAVE ANY TRIAL, ACTION OR PROCEEDING TRIED BY A JURY.

(h) Lender's Discretion. Lender may exercise its rights, options and remedies and may make all decisions, judgments and determinations under this Deed of Trust and the other Loan Documents in its sole unfettered discretion.

(i)      Recitals of Facts. Intentionally Deleted.

(j) Lender's Right to Waive, Consent or Release. Lender may at any time, in writing, (i) waive compliance by Borrower with any covenant herein made by Borrower to the extent and in the manner specified in such writing;
         (ii) consent to Borrower's doing any act which Borrower is prohibited hereunder from doing, or consent to Borrower's failing to do any act which Borrower is required hereunder to do, to the extent and in the manner specified in such writing; or (iii) release or require Trustee to release any portion of the Mortgaged Property, or any interest therein, from this Deed of Trust and the lien of the other Loan Documents. No such act shall in any way impair the rights of Lender or Trustee hereunder except to the extent specified by Lender in such writing.

(k) Possession of the Mortgaged Property. Upon the occurrence of any Event of Default hereunder and demand by Lender at its option, Borrower shall immediately surrender or cause the surrender of possession of the Premises to Lender subject to the Permitted Encumbrances. Except as expressly provided in any separate written agreement between Lender and any other occupant of the Premises, if Borrower or such occupant is permitted to remain in possession, such possession shall be as tenant of Lender and such occupant (i) shall on demand pay to Lender monthly, in advance, reasonable use and occupancy charges for the space so occupied, and (ii) in default thereof, may be dispossessed by the usual summary proceedings. Upon demand, Borrower shall assemble the Collateral and make it available at the Premises to allow Lender to take possession and/or dispose of the Collateral. The covenants herein contained may be enforced by a receiver of the Mortgaged Property or any portion thereof. Nothing in this Section 4.03(k) shall be deemed a waiver of the provisions of this Deed of Trust prohibiting the sale or other disposition of the Mortgaged Property without Lender's consent except as and to the extent expressly permitted in the Loan Documents.

(l)      Limitations on Liability

         (i) Notwithstanding anything to the contrary contained in any of the Loan Documents or the Related Loan Documents but subject to the provisions of this Section 4.03(l), in any action or proceedings brought on this Deed of Trust, the Note or on any of the Loan Documents in which a money judgment is sought, Lender and Trustee will look solely to the Mortgaged Property (including the Property Income) for payment of the Indebtedness and, specifically and without limitation, Lender and Trustee agree to waive any right to seek or obtain a deficiency judgment against Borrower.

         (ii)     The provisions of Section 4.03(1)(i) shall not

                  (u) constitute a waiver, release or impairment of any obligation evidenced or secured by this Deed of Trust, the Note or any other Loan Document by either Lender or Trustee to the extent of the Mortgaged Property securing such obligation;

                  (v) be deemed to be a waiver of any right which Lender or Trustee may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Deed of Trust or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Note, this Deed of Trust and the Loan Documents;

                  (w) impair the right of the Lender or Trustee to name the Borrower or any principals of Borrower or any guarantor of the Note as a party or parties defendant in any action or suit for judicial foreclosure and sale under this Deed of Trust;

                  (x) affect the validity or enforceability of, or limit recovery under, any separate indemnity agreement (including the environmental indemnity set forth in any separate environmental indemnity agreement, however designated), or guaranty made in connection with this Deed of Trust, the Note or the Loan Documents;

                  (y) impair the right of the Lender or Trustee to obtain the appointment of a receiver; or,

                  (z) impair Lender's or Trustee's rights and remedies under
                  Section 2.19 of this Deed of Trust regarding the assignment of Leases and Property Income to Lender or under the Assignment.

         (iii) Notwithstanding any provisions of this Subsection 4.03(l), nothing herein shall be deemed to impair or prejudice in any way the right of Lender or Trustee (which right is specifically reserved) to pursue or obtain personal recourse liability against Borrower, or Guarantor to recover Losses incurred by Lender or Trustee arising out of or resulting from:

                  (u) obligations and liabilities under any separate guaranty or separate indemnity agreement;

                  (v) fraud or material misrepresentation in connection with the Application or the making of the Loan;

                  (w) insurance and/or condemnation proceeds received but not paid over or applied in accordance with the Loan Documents;

                  (x) misappropriation of any security deposits, advances or prepaid rents, cancellation or termination payments or other similar sums received by Borrower from any tenants or other occupants of the Premises;

                  (y) personal property covered by Lender's security interest obtained in connection with the Loan which is taken from the Mortgaged Property by or on behalf of Borrower and not replaced in the ordinary course of business with personal property of the same utility and of the same or greater value;

                  (z) any act of arson, malicious destruction or material waste by Borrower, any principal, affiliate, member or general or limited partner of Borrower, or by any guarantor or indemnitor under any of the Loan Documents given to Lender in connection with the making of the Loan;

                  (aa) revenues of the Mortgaged Property which are not applied to payments due under the Loan or to operating expenses of the Mortgaged Property (including, without limitation, any reserves or escrows required by any Loan Document) thereby resulting in, or contributing materially to, a default under the Loan Documents. Lender, however, shall have no right to recover distributions from the revenues of the Mortgaged Property to Borrower or Guarantor or any principal of Borrower or Guarantor made in good faith (after determining the sufficiency of revenues to cover the payments on the Loan and the foregoing operating and capital expenses) more than ninety
                  (90) days prior to a default occurring under any Loan
                  Document;

                  (bb) [FCH/SH Leasing] [FCH/SH Leasing II]'s pledge in violation of the Loan Documents of the revenues or operating accounts relating to the Mortgaged Property, Lessee's Personal Property (as defined in the Primary Lease) or any other rights of [FCH/SH Leasing] [FCH/SH Leasing II] under the Primary Lease or [FCH/SH Leasing] [FCH/SH Leasing II]'s failure to keep all of the foregoing lien free in violation of the Loan Documents;

                  (cc) any fraudulent conveyance or transfer (or claim of any fraudulent conveyance or transfer) of any of the Mortgaged Properties (or any interest therein) to Borrower;

                  (dd) the bankruptcy or insolvency of any fee owner of any of the Mortgaged Properties other than Borrower; or

                  (ee) any transfer or mortgage tax (or claim of any transfer or mortgage tax) arising from the transfer to Borrower or mortgage by the fee owner or Borrower of any of the Mortgaged Properties or any interest therein.

         (iv) Notwithstanding the foregoing and subject to the last sentence of this paragraph, the agreement of Lender and Trustee not to pursue recourse liability as set forth in Section 4.03(l)(i) above SHALL AUTOMATICALLY BECOME NULL AND VOID and be of no further force and effect in the event (x) Borrower, any general partner or member (if Borrower shall be a limited liability company) of Borrower or any guarantor of the Indebtedness files or consents to the filing of any petition under the U.S. Bankruptcy Code respecting its or their debts, or (y) any such petition shall have been filed against any of the foregoing which is not dismissed within 90 days of such filing; except for an involuntary bankruptcy filed by Lender and provided further, that if: (1) after ninety (90) days following the filing of an involuntary bankruptcy proceeding, such proceeding is dismissed with prejudice and without adversely affecting the enforceability or priority of any of the Loan Documents; and (2) such dismissal occurs prior to the occurrence of any of the following: (v) the entry of any order that adversely affects the enforceability or priority of any of the Loan Documents (other than solely by reason of the automatic stay), (w) the entry of any order granting any person relief from the automatic stay to foreclose against, enforce any lien or security interest, levy upon, or repossess any material assets of Borrower that constitute a part of, or that relate to the Mortgaged Properties, or to terminate any Management Agreement or Primary Lease, (x) the liquidation of any material assets of Borrower that constitute a part of, or that relate to, the Mortgaged Properties, (y) the entry of any order approving the rejection or termination of any Primary Lease or any Management Agreement, or (z) the entry of any order approving any plan of reorganization for Borrower; and
                  (3) throughout the period following the filing of such bankruptcy proceeding, Borrower or one or more of Borrower and persons or entities having an interest in Borrower have continued to make regular payments of debt service on a timely basis in accordance with the provisions of the Loan Documents. Borrower or one or more of Borrower and Guarantor shall be personally liable only for the actual damages, losses, costs, and expenses (including attorneys' fees) incurred by Lender (expressly including any diminution, loss or damage to the Collateral) as a result of such bankruptcy filing.

(m) Subrogation. If all or any portion of the proceeds of the Note or any Advance shall be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any portion thereof, then Lender and Trustee shall be subrogated to, and shall have the benefit of the priority of, such other lien or encumbrance and any additional security held by the holder thereof.

(n)      Additional Provisions Regarding Remedies.

         (i) Should Lender elect to foreclose by exercise of power of sale set forth in this Deed of Trust, then upon receipt of such notice from Lender, Trustee shall cause to be recorded, published, posted and mailed to Borrower and other persons as required by law a Notice of Trustee's Sale in the manner required by law. Without further notice to Borrower and after the lapse of such time as may then be required by law, Trustee shall sell the Mortgaged Property at the time and place of sale fixed by it in said Notice of Trustee's Sale or as otherwise provided by law. The Mortgaged Property may be sold as a whole or in such separate lots, parcels or items as Trustee shall deem expedient, and such order as Trustee may determine, at public auction in the manner provided by law. Trustee shall deliver to the purchaser or purchasers its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. Any person, including Borrower, Trustee or Lender, may purchase at such sale.

         (ii) After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including reasonable attorneys' fees and all costs of title reports and other evidence of title and any appraisals, environmental and other professional reports obtained by Lender or Trustee in connection with the sale, Trustee shall apply the proceeds of sale to payment of the Indebtedness and the remainder, if any, to the person or persons legally entitled thereto, or as provided in
                  _______________.

         (iii) Trustee may postpone the sale of all or any portion of the Mortgaged Property or change the place of sale in the manner provided by law.

         (iv) The power of sale under this Deed of Trust shall not be exhausted by any one or more sales (or attempted sales) as to all or any portion of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property has been sold and all of the Indebtedness has been paid in full.

(o) Additional Remedies. Subject to the provisions of Section 4.03(l) hereof, Lender shall have, in addition to all other rights and remedies provided herein and in the Loan Documents and at law or in equity, the rights and remedies afforded by _____________, without regard to the adequacy of the security or to the solvency of Borrower or to whether Trustee or Lender has commenced to exercise any other right or remedy herein or in any other Loan Document or at law or in equity.

(p) Accurate Reflection. Borrower hereby acknowledges and agrees that the Loan Documents accurately reflect the agreements and understandings of the parties thereto with respect to the subject matter thereof, and hereby waives any claims against Lender that Borrower may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties to the Loan Documents, with respect to the subject matter thereof, may not be accurately set forth in the Loan Documents.


                                    ARTICLE V
                                     Trustee

         Section 5.01. Certain Actions of Trustee. Upon the written request of Lender, Trustee may at any time (a) reconvey all or any portion of the Mortgaged Property, (b) consent to the making of any map or plat thereof, (c) join in granting any easement thereon or in creating any covenants or conditions restricting the use or occupancy thereof, or (d) join in any extension agreement or in any agreement subordinating the lien or charge hereof. Any such action may be taken by Trustee without notice, and shall not affect the personal liability of any person for the payment of the Indebtedness or the lien of this Deed of Trust upon the Mortgaged Property for the full amount of the Indebtedness.

         Section 5.02. Reconveyance. Upon the written request of Lender stating that all sums secured hereby have been paid, and upon payment of its fees, Trustee shall reconvey without warranty the Mortgaged Property then held by Trustee hereunder.

         Section 5.03. Trustee's Covenants and Compensation. Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trust herein created, being liable, however, only for negligence or willful misconduct. Trustee hereby waives any statutory fee and shall be entitled to, and hereby agrees to accept, reasonable compensation in lieu thereof for all services rendered or expenses incurred in the administration or execution of the trust hereby created. Borrower hereby agrees to pay such compensation subject to any applicable legal limitations.

         Section 5.04. Substitution of Trustee. Lender at any time in its sole discretion may select and appoint a successor or substitute Trustee hereunder by instrument in writing in any manner now or hereafter provided by law. Such writing, upon recordation in the county where the Land is located, shall be conclusive proof of proper substitution of such successor or substitute Trustee which shall thereupon and without conveyance from the predecessor Trustee succeed to all its title, estate rights, powers and duties.

         Section 5.05. Resignation of Trustee. Trustee may resign at any time upon giving 30 days' notice to Borrower and to Lender.

         Section 5.06. Ratification of Acts of Trustee. Borrower hereby ratifies and confirms any and all acts which Trustee named herein or its successors or assigns in this trust shall do lawfully by virtue hereof.


                                   ARTICLE VI
                                  Miscellaneous

         Section 6.01. Notices.

(a) All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
         (i) certified or registered United States mail, postage prepaid, or
         (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed in either case to any party hereto at its address as stated on the Cover Sheet of this Deed of Trust, or at such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other party in the manner provided for in this Section 6.01. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, three Business Days after deposit in the United States mail; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section 6.01 may elect to waive any deficiencies and treat the notice as having been properly given.

(b) Borrower shall notify Lender promptly of the occurrence of any of the following: (i) receipt of notice from any governmental authority of material violations of applicable law relating to the Mortgaged Property; (ii) receipt of any notice from the holder of any other lien or security interest in the Mortgaged Property; or (iii) commencement of any judicial or administrative proceedings by, against or otherwise materially adversely affecting Borrower or Guarantor, the Mortgaged Property, or any other action by any creditor thereof as a result of any default under the terms of any loan.

         Section 6.02. Binding Obligations; Joint and Several. The provisions and covenants of this Deed of Trust shall run with the land, shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender and Trustee and their respective successors and assigns. If there is more than one Borrower, all their obligations and undertakings hereunder are and shall be joint and several.

         Section 6.03. Captions. The captions of the sections and subsections of this Deed of Trust are for convenience only and are not intended to be a part of this Deed of Trust and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         Section 6.04. Further Assurances. Borrower shall do, execute, acknowledge and deliver, at its sole cost and expense, such further acts, instruments or documentation, including additional title insurance policies or endorsements, as Lender or Trustee may reasonably require from time to time to better assure, transfer and confirm unto Lender the rights now or hereafter intended to be granted to Lender and/or Trustee under this Deed of Trust or any other Loan Document.

         Section 6.05. Severability. If any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 6.06. Borrower's Obligations Absolute. Except as expressly permitted by the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any portion thereof; (b) any restriction or prevention of or interference with any use of the Mortgaged Property or any portion thereof; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any Bankruptcy Proceeding relating to Borrower, any general partner of Borrower, or any guarantor or indemnitor, or any action taken with respect to this Deed of Trust or any other Loan Document by any trustee or receiver of Borrower or any such general partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim presently known to Borrower which Borrower has or might have against Lender or Trustee; (f) any default or failure on the part of Lender or Trustee prior to the date hereof to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing. Except as expressly provided herein,

Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Borrower.

         Section 6.07. Amendments. This Deed of Trust cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless in writing and signed by the party against which enforcement is sought.

         Section 6.08. Other Loan Documents and Schedules. All of the agreements, conditions, covenants, provisions and stipulations contained in the Note and the other Loan Documents, and each of them, which are to be kept and performed by Borrower are hereby made a part of this Deed of Trust to the same extent and with the same force and effect as if they were fully set forth in this Deed of Trust, and Borrower shall keep and perform the same, or cause them to be kept and performed, strictly in accordance with their respective terms. The Cover Sheet and each schedule attached to this Deed of Trust are integral parts of this Deed of Trust and are incorporated herein by this reference. In the event of any conflict between the provisions of any such schedule and the remainder of this Deed of Trust, the provisions of such schedule or rider shall prevail.

         Section 6.09. Legal Construction.

(a) The enforcement of this Deed of Trust shall be governed by, and construed and interpreted in accordance with, the laws of the State.

(b) All terms contained herein shall be construed, whenever the context of this Deed of Trust so requires, so that the singular number shall include the plural, and the plural the singular, and the use of any gender shall include all genders.

(c) The terms "include" and "including" as used in this Deed of Trust shall be construed as if followed by the phrase "without limitation".

(d) Any provision of this Deed of Trust permitting the recovery of attorneys' fees and costs shall be deemed to include such fees and costs incurred in all appellate proceedings.

         Section 6.10. Merger. So long as any Indebtedness shall remain unpaid, fee title to and any other estate in the Mortgaged Property shall not merge, but shall be kept separate and distinct, notwithstanding the union of such estates in any person or entity.

         Section 6.11. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower under this Deed of Trust.

         Section 6.12. Transfer of Loan. Lender, in the management of its investments or for any other reason, may, at any time, sell, transfer or assign the Note, the Deed of Trust and the other Loan Documents and the servicing rights with respect thereto or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in the Note, Deed of Trust and other Loan Documents (collectively, a "Transfer"). As part of a Transfer, Lender may forward to each transferee, assignee, servicer, participant or investor all documents and information which Lender now has or may hereafter acquire relating to the Indebtedness, the Loan Documents and the Mortgaged Property. Borrower agrees to cooperate with Lender at no cost to Borrower in connection with a Transfer including, without limitation, the delivery of any estoppel certificates required under Section
2.18 and such other documents as may be reasonably be requested by Lender.

         Section 6.13. Satisfaction. If all of the Indebtedness is paid in full in accordance with the Note and the other Loan Documents, then in that event only all rights of Lender and Trustee under this Deed of Trust and the other Loan Documents shall terminate and the Mortgaged Property shall become wholly clear of the liens, grants, security interests, conveyances and assignments evidenced hereby and thereby, and Lender shall release or cause to be released such liens, grants, assignments, conveyances and security interests in due form at Borrower's cost (to the extent permitted by the law of the State), and this Deed of Trust shall be void; provided, however, that no provision of this Deed of Trust or any other Loan Document which, by its own terms, is intended to survive such payment and release (nor the rights of Lender or Trustee under any such provision) shall be affected in any manner thereby and such provision shall, in fact, survive. Recitals of any matters or facts in any release instrument executed by Lender or Trustee under this Section 6.13 shall be prima facie evidence of the truthfulness thereof. To the extent permitted by law, such an instrument may describe the grantee or releasee as "the person or persons legally entitled thereto" and Lender and Trustee shall not have any duty to determine the rights of persons claiming to be rightful grantees or releasees of any of the Mortgaged Property. When this Deed of Trust has been fully released or discharged by Lender and/or Trustee, the release or discharge hereof shall operate as a release and discharge of the Assignment and as a reassignment of all future Leases and Property Income with respect to the Mortgaged Property to the person or persons legally entitled thereto, unless such release expressly provides to the contrary.

         Section 6.14. Defeasance Requirements.

(a) Five (5) years after the Closing Date, Borrower may voluntarily defease all of the Loan and the Related Loans.

(b) Any defeasance of the Loan and the Related Loans by Borrower shall be made on a Payment Date.

(c) Borrower shall not be permitted at any time to defease all or any part of the Loan or the Related Loans except as expressly provided in this
         Section 6.14.

(d) Subject to the terms and conditions of this Deed of Trust, Borrower may defease the Loan and the Related Loans if Borrower: (i) has provided not less than thirty (30) days prior written notice to Lender specifying a Payment Date (the "Defeasance Release Date") on which the payments provided in clauses (ii) and (iii) below are to be made and the deposit provided in clause (iv) below is to be made, (ii) pays all interest accrued and unpaid on the outstanding principal amount of the Loan and the Related Loans to and including the Defeasance Release Date, (iii) pays all other sums then due and payable under the Loan Documents and the Related Loan Documents, (iv) deposits with Lender an amount equal to the Defeasance Deposit, (v) delivers to Lender (A) a security agreement, in form and substance satisfactory to Lender and Borrower, creating a first priority perfected Lien on the deposits required pursuant to this Section 6.14 and the U.S. Obligations purchased on behalf of Borrower in accordance with this Section 6.14 (the "Defeasance Security Agreement"), (B) a release of the Mortgaged Property from the lien of the Deed of Trust in a form appropriate for the jurisdiction in which the Mortgaged Property is located, to be executed by Lender, (C) an officer's certificate of Borrower certifying that the requirements set forth in this Section 6.14 have been satisfied, and (D) such other certificates, documents or instruments as Lender may reasonably request, and (vi) assigns to such other entity or entities established or designated by Lender (the "Successor Obligor") all of Borrower's rights, interests and obligations under the Note, each Related Note, the other Loan Documents and the other Related Loan Documents and the Defeasance Security Agreement together with the pledged U.S. Obligations. The Successor Obligor shall assume, in a writing or writings reasonably satisfactory to Lender in Lender's discretion, all of Borrower's obligations under the Note, each Related Note, the other Loan Documents and the other Related Loan Documents and the Defeasance Security Agreement and, upon such assignment Borrower and Guarantor shall, except as set forth herein, be relieved of its obligation under all the Loan Documents and all of the Related Loan Documents.

(e) The U.S. Obligations shall mature on or be redeemable, or provide for payment thereon, on or prior to the Business Day immediately preceding the date on which payments under the Note and each Related Note are due and payable and the proceeds thereof shall be payable directly to Lender. In connection with the foregoing, Borrower appoints Lender as Borrower's agent for the purpose of applying the amounts delivered pursuant to clause (d)(iv) above to purchase U.S. Obligations.

(f) If any notice of defeasance is given, Borrower shall be required to defease the Loan and the Related Loans on the specified Payment Date (unless such notice is revoked in writing by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any costs incurred by Lender in connection with Borrower's giving of such notice and revocation).

(g) Upon defeasance of the Loan and the Related Loans in accordance with the requirements of this Section 6.14, the Mortgaged Property shall be released from the lien of the Deed of Trust and the Remaining Properties shall be released from the liens of the Related Mortgages. Notwithstanding the foregoing, Borrower acknowledges that Borrower only has the right to simultaneously defease the Loan and the Related Loans and shall have no right to defease any such loan in and of itself.

(h) Nothing in this Section 6.14 shall release Borrower from any liability or obligation relating to any environmental matters arising under Sections 2.20 through 2.22 hereof.

         Section 6.15. Partial Release. Borrower shall be entitled at any time to a release of the lien of this Deed of Trust (but not any other Related Mortgage) only if each of the following conditions has been satisfied:

(a) A release under this Section 6.15 and Section 5.15 of each Related Mortgage may not take place more than three (3) times (in the aggregate) during the term of this Loan and the Related Loans;

(b) No more than a total of three (3) of the Mortgaged Properties may be released under this Section 6.15 and Section 5.15 of each Related Mortgage, and no more than a total of three (3) of the Mortgaged Properties may be released under (i) this Section 6.15 and Section 5.15 of each Related Mortgage, and (ii) Section 6.16 of this Deed of Trust and Section 5.16 of each Related Mortgage;

(c) After the proposed release, the Debt Service Coverage Ratio - Remaining Properties for the twelve (12) months prior to the release and projected twelve (12) months following the release must be at least equal to or greater than the greater of (x) 1.65, or (y) the current Debt Service Coverage Ratio - Mortgaged Properties calculated for the twelve (12) month period prior to the release;

(d) After the proposed release, the loan to value ratio of the remaining Related Loans must be less than or equal to 60% as calculated immediately prior to the release based upon appraisals furnished to Lender in form and substance reasonably satisfactory to Lender and prepared by an MAI appraiser approved by Lender at Borrower's cost or as determined by Lender;

(e) Borrower shall pay Lender in reduction of the principal balance of the Loan a sum equal to 115% of the original Allocated Loan Amount for the Mortgaged Property, plus Borrower shall in addition pay to Lender a "prepayment premium" applied to said sum and computed in the manner specified in the Note;

(f) Neither the Loan nor the Related Loans shall be in Default at the time such request for release is made through the completion of the release;

(g) Borrower must pay all of Lender's costs associated with the partial release plus a fee of .5% of the original Allocated Loan Amount for the Mortgaged Property to be released;

(h) The original Borrower named in the Loan Documents and the Related Loan Documents continues to be the owner of the Remaining Mortgaged Properties; and

(i) All documents relating to the release shall be in form and substance satisfactory to Lender.

         Section 6.16. Substitution of Collateral. Borrower shall be entitled to substitute a property (being defined as releasing a property that then constitutes security for the Loan (the "Released Property")) and substituting another property owned in fee by Borrower (the "Substitute Property") in its place on the following terms and conditions:

(a) A substitution may not take place more than three (3) times during the term of the Loan and the Related Loans;

(b) No more than three (3) properties (in the aggregate) may be released under this Section 6.16 and Section 5.16 of each Related Mortgage, and no more than a total of three (3) of the Mortgaged Properties may be released under (i) Section 6.15 above and Section 5.15 of each Related Mortgage, and (ii) this Section 6.16 and Section 5.16 of each Related Mortgage;

(c) After the proposed substitution, the Debt Service Coverage Ratio - Remaining Properties for the twelve (12) months prior to the substitution and projected twelve (12) months following the substitution must be at least equal to or greater than the greater of
         (i) 1.65, or (ii) the current Debt Service Coverage Ratio - Mortgaged Properties calculated for the twelve (12) month period prior to the substitution;

(d) After the proposed substitution, the loan to value ratio of the remaining Related Loans must be less than or equal to the lesser of (i) 60%, or (ii) the current loan to value ratio of the existing Loan and Related Loans calculated immediately prior to the substitution based upon appraisals furnished to Lender in form and substance reasonably satisfactory to Lender and prepared by an MAI appraiser approved by Lender at Borrower's cost;

(e) The net operating income and/or RevPar (as reported by Smith Travel) of the Substitute Property must not show a downward trend for any of the three (3) years prior to the substitution;

(f) The appraised value (based upon appraisals furnished to Lender in form and substance reasonably satisfactory to Lender and prepared by an MAI appraiser approved by Lender at Borrower's cost), the net operating income and current debt service coverage ratio of the Substitute Property must be 120% greater than the appraised value, net operating income and the debt service coverage ratio of the Released Property;

(g) Lender may at its sole discretion reject any property substitution that in Lender's sole determination would not be in compliance with the terms and provisions of the Loan Application, would be detrimental to the overall quality and/or value of the Mortgaged Properties, or would not be in compliance with Lender's then existing underwriting standards and criteria;

(h) The Substitute Property must be franchised as a "Sheraton or Sheraton Suites", or other franchise reasonably acceptable to Lender, and managed by the manager under the Management Agreement or another a nationally recognized hotel management company with a franchise and hotel agreement similar to the Management Agreement or otherwise reasonably acceptable to Lender;

(i) Borrower must pay (i) all of Lender's costs (all of which must be paid, whether or not such substitution is actually approved or completed) associated with the substitution including but not limited to legal fees, appraised fees, market studies and expenses, title insurance premiums on the new property, engineering fees and expenses, recording fees and transfer taxes, and (ii) a fee of 1% of the original Allocated Loan Amount for the Released Property;

(j) The Loan and any Related Loan shall not be in Default at the time such request for substitution is made through the completion of the substitution;

(k) The original Borrower named in the Loan Documents and Related Loan Documents continues to be the owner of the Remaining Mortgaged Properties; and

(l) In order to substitute one property for another as security for the Loan or any Related Loan, Borrower acknowledges that such substitute property shall be subject to all of Lender's underwriting and due diligence requirements and criteria, including, without limitation, environmental assessment, review of leases, receipt of tenant subordination letters, title policy endorsements, etc. Borrower agrees that the Substitute Property shall be subject to all the terms and conditions of the Loan Application.

Section 16.17. Subordinate. The lien of this Deed of Trust shall at all times be subject and subordinate to the lien of that certain Deed of Trust and Security Agreement and Fixture Filing With Assignment of Leases and Rents of even date herewith, made by Borrower, as trustor, to _________________, as trustee, for the benefit of Lender, as beneficiary, and recorded concurrently herewith in the Official Records of __________,___________ (the "Prior Deed of Trust"). Notwithstanding anything to the contrary contained herein, in the event the Prior Deed of Trust is released or terminated in accordance with its terms, then such release or termination shall also act as a release or termination of this Deed of Trust.


                       [SEE FOLLOWING PAGE FOR SIGNATURES]

IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered as of the day and year first above written.



                                       BORROWER


                                       FELCOR/MM S-7 HOLDINGS, L.P., a Delaware limited partnership

                                       By:  FelCor/MM S-7 Hotels, L.L.C., a
                                            Delaware limited liability company,
                                            its general partner


                                            By:
                                                --------------------------------
                                                Joel M. Eastman,
                                                Vice President

                                 ACKNOWLEDGMENT



STATE OF TEXAS                               )
                                             )
COUNTY OF DALLAS                             )

         This instrument was acknowledged before me on this _____ day of April, 2000, by Joel M. Eastman, as Vice President of FelCor/MM S-7 Hotels, L.L.C., a Delaware limited liability company, which is the general partner of FelCor/MM S-7 Holdings, L.P., a Delaware limited partnership, on behalf of said entities.



My Commission expires:               -------------------------------------------
                                     Notary Public in and for the State of Texas
----------------------



                                     -------------------------------------------
                                     Printed/Typed Name of Notary

                                   SCHEDULE A

                               DESCRIPTION OF LAND

                                   SCHEDULE B

                             PERMITTED ENCUMBRANCES